As filed with the Securities and Exchange Commission on January 3, 2023

Registration No. 333-261887

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-1 ON FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BIGBEAR.AI HOLDINGS, INC.

Additional Registrants Listed on Schedule A Hereto

(Exact name of registrant as specified in its charter)

Delaware	85-4164597
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6811 Benjamin Franklin Drive, Suite 200

Columbia, Maryland 21046

(410) 312-0885

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Julie Peffer

Chief Financial Officer

6811 Benjamin Franklin Drive, Suite 200

Columbia, Maryland 21046

(410) 967-0335

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Timothy Cruickshank, P.C.

Jennifer Karinen

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

(212) 446-4800

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant (the “Registrant”) hereby amends this registration statement (the “Registration Statement”) on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Schedule A

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
BigBear.ai Intermediate Holdings, LLC	Delaware	6811 Benjamin Franklin Drive, Suite 200 Columbia, Maryland 21046	7372	85-1242144
BigBear.ai, LLC	Delaware	6811 Benjamin Franklin Drive, Suite 200 Columbia, Maryland 21046	7372	85-1259867
BigBear.ai Federal, LLC	Maryland	6811 Benjamin Franklin Drive, Suite 200 Columbia, Maryland 21046	7372	52-2195680
ProModel, LLC	Pennsylvania	6811 Benjamin Franklin Drive, Suite 200 Columbia, Maryland 21046	7372	23-2458608

EXPLANATORY NOTE

On December 23, 2021, we filed a Registration Statement on Form S-1 (File No. 333-261887) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”). The Registration Statement related to (a) the issuance by us of up to 12,325,772 shares of our common stock, par value $0.0001 per share (“Common Stock”), upon the exercise of warrants consisting of (i) 11,959,239 public warrants (as defined below) and (ii) 366,533 Private Placement Warrants (as defined below), each exercisable for one share of Common Stock at a price of $11.50 per share (“warrants”), (b) the resale from time to time of (i) up to 11,936,453 shares of Common Stock, consisting of 11,569,920 shares of Common Stock and 366,533 shares of Common Stock issuable upon the exercise of warrants and (ii) 366,533 warrants by the selling security holders named in this prospectus (each a “Selling Stockholder,” and, collectively, the “Selling Stockholders”) and (c) the resale from time to time of up to approximately $200,000,000 in aggregate principal amount of 6.00% convertible senior notes due 2026 (the “2026 Convertible Notes”) by the selling holders named in this prospectus (the “Selling Noteholders” and, together with the Selling Stockholders, the “Selling Securityholders”) and up to 23,709,503 shares of Common Stock issuable upon conversion of the 2026 Convertible Notes by the Selling Noteholders. The Registration Statement, as amended, was declared effective by the SEC on May 23, 2022.

On June 6, 2022 we filed Post-Effective Amendment No. 1 to the Registration Statement to revise the Registration Statement to reflect the guarantee of ProModel Corporation, a Pennsylvania corporation, under the Indenture, dated as of December 7, 2021 (as amended, supplemented or modified from time to time, the “Indenture”), by and among BigBear.ai Holdings, Inc. (the “Registrant”), the guarantors party thereto (the “Guarantors”) and Wilmington Trust, National Association and to amend Schedule A to the Registration Statement to include the New Guarantor.

Effective January 1, 2023, we completed an internal reorganization, in which (1) NuWave Solutions, LLC changed its name to BigBear.ai Federal, LLC (“BigBear.ai Federal”) (2) ProModel Government Solutions, Inc., Open Solutions Group, LLC and PCI Strategic Management, LLC merged with and into BigBear.ai Federal (f/k/a/ NuWave Solutions, LLC) with BigBear.ai Federal being the surviving entity in such mergers, and (3) ProModel Corporation converted from a Pennsylvania corporation to a Pennsylvania limited liability company named ProModel, LLC (collectively, the “Reorganization”).

This Post-Effective Amendment No. 2 to the Registration Statement is being filed by the Company: (1) to reflect the changes to the Guarantors as a result of the Reorganization and (2) to convert the Registration Statement on Form S-1 into a Registration Statement on Form S-3. No additional securities are being registered under this post-effective amendment and all applicable registration and filing fees were paid at the time of the original filing of the Registration Statement.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be issued until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and does not constitute the solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 3, 2023

PRELIMINARY PROSPECTUS

BIGBEAR.AI HOLDINGS, INC.

12,325,772 Shares of Common Stock

Up to 11,569,920 Shares of Common Stock by the Selling Stockholders

366,533 warrants by the Selling Stockholders

6.00% Convertible Senior Notes due 2026 by the Selling Noteholders

Up to 23,709,503 Shares of Common Stock Underlying 2026 Convertible Notes

This prospectus relates to (a) the issuance by us of up to 12,325,772 shares of our common stock, par value $0.0001 per share (“Common Stock”), upon the exercise of warrants consisting of (i) 11,959,239 public warrants (as defined below) and (ii) 366,533 Private Placement Warrants (as defined below), each exercisable for one share of Common Stock at a price of $11.50 per share (“warrants”), (b) the resale from time to time of (i) up to 11,936,453 shares of Common Stock, consisting of 11,569,920 shares of Common Stock and 366,533 shares of Common Stock issuable upon the exercise of warrants and (ii) 366,533 warrants by the selling security holders named in this prospectus (each a “Selling Stockholder,” and, collectively, the “Selling Stockholders”) and (c) the resale from time to time of up to approximately $200,000,000 in aggregate principal amount of 6.00% convertible senior notes due 2026 (the “2026 Convertible Notes”) by the selling holders named in this prospectus (the “Selling Noteholders” and, together with the Selling Stockholders, the “Selling Securityholders”) and up to 23,709,503 shares of Common Stock issuable upon conversion of the 2026 Convertible Notes by the Selling Noteholders.

On December 7, 2021, we consummated the business combination (the “Business Combination”) contemplated by that certain Agreement and Plan of Merger, dated as of June 4, 2021 (as amended on August 6, 2021 and November 29, 2021 and as may be further amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among GigCapital4, Inc., a Delaware corporation (“GigCapital4”), GigCapital4 Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of GigCapital4 (“Merger Sub”), BigBear.ai Holdings, LLC, a Delaware limited liability company, and BBAI Ultimate Holdings, LLC, a Delaware limited liability company (“Ultimate”), whereby (a) Merger Sub merged with and into BigBear.ai Holdings, LLC (the “First Merger”), with BigBear.ai Holdings, LLC as the surviving company in the First Merger and as a wholly owned subsidiary of GigCapital4, and, immediately after the First Merger, (b) BigBear.ai Holdings, LLC merged with and into GigCapital4 (the “Second Merger,” and together with the First Merger, the “Mergers”), with GigCapital4 as the surviving entity in the Second Merger. In connection with the closing of the Business Combination, on December 7, 2021, GigCapital4 changed its name from GigCapital4, Inc. to BigBear.ai Holdings, Inc.

This prospectus provides you with a general description of the securities to which it relates and the general manner in which the Selling Securityholders may offer or sell the securities. The Selling Securityholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell the shares, warrants or 2026 Convertible Notes in the section entitled “Plan of Distribution.”

We will bear all costs, expenses and fees in connection with the registration of the Common Stock, warrants and 2026 Convertible Notes and will not receive any proceeds from the sale of such securities. The Selling Stockholders will bear all commissions and discounts, if any, attributable to their respective sales of the Common Stock and warrants. The Selling Noteholders will bear all commissions and discounts, if any, attributable to their respective sales of the 2026 Convertible Notes and Common Stock underlying the 2026 Convertible Notes.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities. Our Common Stock and warrants are listed on The New York Stock Exchange (“NYSE”) under the symbols “BBAI” and “BBAIW,” respectively. The 2026 Convertible Notes will not be listed on any securities exchange. On December 30, 2022, the closing sale prices of our Common Stock and warrants were $0.67 and $0.03, respectively.

We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements.

Investing in our securities involves risks. See “Risk Factors” on page 5, and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 3, 2023.

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You should rely only on the information contained in this prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the SEC, using a “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Common Stock issuable upon the exercise of any warrants and conversion of 2026 Convertible Notes. We will not receive any proceeds from the sale of shares of Common Stock underlying the warrants or 2026 Convertible Notes pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the warrants for cash.

This prospectus does not include all of the information that is in the registration statement. We omitted certain parts of the registration statement from this prospectus as permitted by the SEC. We refer you to the registration statement and its exhibits for additional information about us and the securities that may be sold under this prospectus.

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus entitled “Where You Can Find More Information.”

FREQUENTLY USED TERMS

Unless otherwise specified, references to the “Company,” “we,” “us” or “our,” are to, (i) prior to the closing of the Business Combination, either (x) BigBear.ai Holdings, LLC (formerly known as Lake Intermediate, LLC) and its subsidiaries or (y) GigCapital4, Inc., as the context may require, and (ii) following the closing of the Business Combination, BigBear.ai Holdings, Inc. and its subsidiaries. Unless the section herein specifies otherwise, references to “BigBear” are to (i) prior to the closing of the Business Combination, Ultimate and its subsidiaries and (ii) following the closing of the Business Combination, BigBear.ai Holdings, Inc. and its subsidiaries. The term “post-combination company” refers to the Company following the consummation of the Business Combination.

In this prospectus:

“2026 Convertible Notes” means the 6.00% Convertible Senior Notes due 2026.

“Aggregate Merger Consideration” means the Cash Merger Consideration and the Equity Merger Consideration, in the aggregate.

“Board” or “Board of Directors” means the board of directors of the Company.

“Business Combination” means the transactions contemplated by the Merger Agreement, including (i) the merger of Merger Sub with and into BigBear.ai Holdings, LLC, with BigBear.ai Holdings, LLC continuing as the surviving company and as a wholly owned subsidiary of the Company, (ii) the merger of BigBear.ai Holdings, LLC (as the surviving company of the First Merger) with and into the Company, with the Company continuing as the surviving company and (iii) the payment of the Aggregate Merger Consideration to Ultimate as the sole equity holder of BigBear.ai. Holdings, LLC, as merger consideration.

“Bylaws” means our Bylaws, dated as of December 7, 2021.

“Cash Merger Consideration” means $75,000,000 in cash paid to Ultimate at the Closing pursuant to the terms of the Merger Agreement.

“Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation of the Company.

“Closing” means the closing of the transactions contemplated by the Merger Agreement.

“Common Stock” means the shares of Common Stock of the Company, par value $0.0001 per share.

“Convertible Note Investment” means the private placement pursuant to which the Convertible Note Investors subscribed for the Convertible Notes for an aggregate purchase price of $200,000,000.

“Convertible Note Investors” means certain institutional investors that invested in the Convertible Note Investment.

“Convertible Note Subscription Agreements” means, collectively, those certain amended and restated subscription agreements entered into on November 29, 2021, between the Company and the Convertible Note Investors, pursuant to which such Convertible Note Investors purchased an aggregate of $200,000,000 in the Convertible Note Investment.

“Credit Agreement” means the Credit Agreement, dated as of December 7, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and among, inter alios, BigBear.ai Holdings, Inc., a Delaware corporation, the other borrowers from time to time party thereto, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent and collateral agent.

“DGCL” means the General Corporation Law of the State of Delaware.

“Equity Merger Consideration” means a number of shares of GigCapital4 Common Stock equal to the result of dividing (i) the difference of (A) $1,125,000,000, minus (B) $75,000,000, by (ii) 10.00 (rounded up to the nearest whole number of shares) to be issued to Ultimate at the Closing pursuant to the terms of the Merger Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“First Effective Time” means the effective time of the First Merger.

“Founder Shares” means the 10,051,600 shares of our Common Stock held by the Initial Stockholders.

“GAAP” means U.S. generally accepted accounting principles.

“GigCapital4 Common Stock” means common stock, par value $0.0001 per share, of GigCapital4.

“Indenture” means the amended and restated indenture entered into in connection with the Closing by and among the Company, the guarantors party thereto and the Indenture Trustee in its capacity as trustee thereunder, as amended.

“Initial Stockholders” means the Sponsor, Nomura Securities International, Inc. and Oppenheimer & Co. Inc.

“Insiders” means Dorothy D. Hayes and Brad Weightman.

“Investor Rights Agreement” means the Amended and Restated Investor Rights Agreement, dated as of December 6, 2021, by and among the Company, Ultimate, AE BBAI Aggregator, LP, the Sponsor, the Insiders, Oppenheimer & Co. Inc., Nomura Securities International, Inc., William Blair & Company, L.L.C. and BMO Capital Markets Corp., as further amended, restated or modified from time to time in accordance with its terms, pursuant to which the parties have set forth, among other things, their agreements with respect to certain governance matters, registration rights and lock-up periods from and after the Closing.

“IPO” means GigCapital4’s initial public offering, consummated on February 8, 2021, through the sale of 35,880,000 public units at $10.00 per public unit.

“JOBS Act” means the Jumpstart Our Business Startups Act, as amended.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of June 4, 2021 (as amended on August 6, 2021 and November 29, 2021, and as it may be further amended from time to time), by and among the Company, Merger Sub, BigBear and Ultimate.

“Merger Sub” means GigCapital4 Merger Sub Corporation, a Delaware corporation, and, prior to the First Merger, a wholly-owned subsidiary of the GigCapital4.

“NYSE” means The New York Stock Exchange.

“PULLCA” means the Pennsylvania Uniform Limited Liability Company Act of 2016.

“Private Placement Shares” means the shares of our Common Stock included in the Private Placement Units issued to the Initial Stockholders in a private placement that closed prior to the IPO.

“Private Placement Units” means the units, consisting of one share of Common Stock and one-third of one warrant to purchase one share of Common Stock, issued to the Initial Stockholders in a private placement that closed prior to the IPO.

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“Private Placement Warrants” means the warrants included in the Private Placement Units issued to the Initial Stockholders in a private placement that closed prior to the IPO, each of which is exercisable for one share of Common Stock, in accordance with its terms.

“public shares” means shares of Common Stock included in the public units issued in the IPO.

“public units” means one unit, consisting of one public share of Common Stock and one-third of one warrant to purchase one share of Common Stock, issued in the IPO.

“public warrants” means the warrants included in the public units issued in the IPO, each of which is exercisable for one share of Common Stock, in accordance with its terms.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the United States Securities and Exchange Commission.

“Second Effective Time” means the effective time of the Second Merger.

“Securities Act” means the Securities Act of 1933, as amended.

“Special Meeting” means the special meeting of the stockholders of GigCapital4 held on December 3, 2021.

“Sponsor” means GigAcquisitions4, LLC, a Delaware limited liability company.

“Transfer Agent” means Continental Stock Transfer & Trust Company.

“Trust Account” means the trust account of GigCapital4 that holds the proceeds from GigCapital4’s IPO and a portion of the proceeds from the sale of the Private Placement Units.

“Trustee” means Wilmington Trust, National Association, a national banking association.

“Ultimate” means BBAI Ultimate Holdings, LLC, a Delaware limited liability company formerly known as PCISM Ultimate Holdings, LLC and, prior to the Business Combination, the sole equity holder of BigBear.ai Holdings, LLC.

“warrants” means the Private Placement Warrants and the public warrants.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included in this prospectus and the exhibits hereto that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995, to the extent those safe harbor provisions are determined to be available. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding BigBear’s industry, future events, and other statements that are not historical facts. These statements are based on various assumptions, whether or not identified herein, and on the current expectations of BigBear’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by you or any other investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond our control. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political, and legal conditions; risks relating to the uncertainty of the projected financial information (including on a segment reporting basis); risks related to the rollout of the business and the timing of expected business milestones; the effects of competition on our future business; our ability to issue equity or equity-linked securities in the future, and those factors discussed in GigCapital4’s definitive proxy, dated November 5, 2021, related to the Business Combination under the heading “Risk Factors,” and other documents of GigCapital4 filed with the SEC prior to the Business Combination and that BigBear filed after the Business Combination. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that BigBear presently does not know or that BigBear currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect BigBear’s expectations, plans or forecasts of future events and views as of the date of this prospectus. BigBear anticipates that subsequent events and developments will cause BigBear’s assessments to change. However, while BigBear may elect to update these forward-looking statements at some point in the future, BigBear specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing BigBear’s assessments as of any date subsequent to the date of this prospectus. Accordingly, undue reliance should not be placed upon the forward-looking statements. Certain market data information in this prospectus is based on the estimates of BigBear management. BigBear obtained the industry, market and competitive position data used throughout this prospectus from internal estimates and research as well as from industry publications and research, surveys and studies conducted by third parties. BigBear believes its estimates to be accurate as of the date of this prospectus. However, this information may prove to be inaccurate because of the method by which BigBear obtained some of the data for its estimates or because this information cannot always be verified due to the limits on the availability and reliability of raw data and the voluntary nature of the data gathering process. These forward-looking statements include, but are not limited to, statements concerning the following:

•	our limited operating history as a combined company, which makes it difficult to evaluate our current business and future prospects;

•	our ability to sustain our revenue growth in the future;

•	our ability to execute our strategy to grow our business and increase our sales and the number and types of markets we compete in;

•	the length of our sales cycle and the time and expense associated with it;

•	our ability to grow our customer base and to expand our relationships with our existing customers, including with our government customers;

•	our reliance on customers in the public/government sector;

•	the market and our customers accepting and adopting our products, including our future new product offerings;

•	the impact of health epidemics, including the COVID-19 pandemic, on our business, financial condition, growth, and the actions we may take in response thereto;

•	competition in our industry;

•	our ability to gain contracts on favorable terms, including with our government customers;

•	our ability to grow, maintain and enhance our brand and reputation;

•	risks related to security and our technology, including cybersecurity;

•	our ability to maintain competitive pricing for our products;

•	our ability to secure financing necessary to operate and grow our business as planned, including through acquisitions;

•	the high degree of uncertainty of the level of demand for, and market utilization of, our solutions and products;

•	substantial regulation and the potential for unfavorable changes to, or failure by us to comply with, these regulations, which could substantially harm our business and operating results;

•	our dependency upon third-party service providers for certain technologies;

•	increases in costs, disruption of supply or shortage of materials, which could harm our business;

•	developments and projections relating to our competitors and industry;

•	the unavailability, reduction or elimination of government and economic incentives, which could have a material adverse effect on our business, prospects, financial condition and operating results;

•	our existing debt and our ability to refinance it on more favorable terms;

•	our management team’s limited experience managing a public company;

•	our ability to hire, retain, train and motivate qualified personnel and senior management and ability to deploy our personnel and resources to meet customer demand;

•	our ability to successfully execute future joint ventures, channel sales relationships, platform partnerships, strategic alliances and subcontracting opportunities;

•	our ability to grow through acquisitions and successfully integrate any such acquisitions;

•	our ability to successfully maintain, protect, enforce and grow our intellectual property rights;

•	our compliance with governmental laws, trade controls, customs requirements and other regulations we are subject to;

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the possibility of our need to defend ourselves against fines, penalties and injunctions if we are determined to be promoting products for unapproved uses or otherwise found to have violated a law or regulation;

•	concentration of ownership among our existing executive officers, directors and their respective affiliates, which may prevent new investors from influencing significant corporate decisions;

•	the effect of economic downturns, depressions and recessions;

•	if the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the potential for the market price of our securities to decline;

•	the risk that the Business Combination disrupted current plans and operations of our business as a result of consummation of the transactions described herein; and

•	the risk that our significant increased expenses and administrative burdens as a public company could have an adverse effect on our business, financial condition and results of operations.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some of these risks and uncertainties may in the future be amplified by the COVID-19 outbreak and there may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. We do not undertake any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

In particular, you should consider the numerous risks described in our Annual Report on Form 10-K for the period ended December 31, 2021, and as described or may be described in any subsequent Annual Report on Form 10-K or any Quarterly Report on Form 10-Q under the heading “Item 1A.Risk Factors,” which are incorporated by reference into this prospectus, and any other documents we file with the SEC that are deemed incorporated by reference into this prospectus and in the “Risk Factors” section in the applicable prospectus supplement. See “Where You Can Find More Information.” Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we make.

Before any stockholder invests in our securities, such stockholder should be aware that the occurrence of the events described in this section and elsewhere in this prospectus may adversely affect us.

SUMMARY OF THE PROSPECTUS

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. The summary may not contain all the information that you should consider before investing in our securities. You should read the entire prospectus carefully, including “Risk Factors” contained in the documents incorporated by reference herein, before making an investment decision.

Company Overview

BigBear.ai Holdings, Inc.’s (“BigBear” or the “Company”) mission is guiding our customers to realize their best possible future by delivering transformative technologies and expert, actionable advice. Through this mission, we seek to empower people to make the right decisions, at the right time, every time.

Business Overview

BigBear.ai is a leader in the use of Artificial Intelligence (AI) and Machine Learning (ML) for decision support. We provide our customers with a competitive advantage in a world driven by data that is growing exponentially in terms of volume, variety, and velocity. We believe data – when leveraged effectively – can be a strategic asset for any organization. Through our mission-critical analytics solutions and operational expertise, we help our customers make sense of the world in which they operate, understand how known and previously unforeseen forces impact their operations, and determine which decision and course of action will best achieve their objectives.

BigBear.ai products and services are widely used by government agencies in the United States to support many of the nation’s most critical defense and intelligence capabilities. These customers operate in environments of unrivaled scale and complexity, where the cost of a poor decision can be very steep, and the cost of failure devastating. They demand the most sophisticated and capable AI, ML, and predictive analytics solutions available, from a provider who understands their complex operations and can rapidly deploy technology at scale with uncompromising reliability.

The need to make sense of enormous volumes of data is not unique to government agencies. Commercial enterprises have spent several decades amassing vast volumes of data, but few have the resources and AI expertise required to turn that data into actionable information for operational decision making. The complexity of integrating disparate, often dirty and incomplete data, and then applying highly technical AI tools to enrich, analyze, and predict outcomes with the data, has limited the adoption of AI for decision support in commercial markets.

At BigBear.ai, we are making AI-powered decision support accessible and scalable for any organization. Our solutions empower businesspeople to leverage more data sources, faster and easier, and to derive new insights hidden in the data – even flawed data – in a way that is visible, understandable, actionable, and trustworthy. As a result, our customers can crystallize and accelerate operational decision making to gain competitive advantage in real-world environments.

Background and Business Combination

The Company was originally known as GigCapital4, Inc. (“GIG”).

On December 7, 2021, we consummated the Business Combination contemplated by the Merger Agreement, whereby (a) Merger Sub merged with and into BigBear.ai Holdings, LLC, with BigBear.ai Holdings, LLC as the surviving company in the First Merger and as a wholly owned subsidiary of GigCapital4, and (b) BigBear.ai Holdings, LLC merged with and into GigCapital4, with GigCapital4 as the surviving entity in the Second Merger. In connection with the closing of the Business Combination, on December 7, 2021, GigCapital4 changed its name from GigCapital4, Inc. to BigBear.ai Holdings, Inc.

Pursuant to the terms of the Merger Agreement, at the First Effective Time, each unit of limited liability company interest of BigBear.ai Holdings, LLC issued and outstanding immediately prior to the First Effective Time (other than units held in BigBear.ai Holdings, LLC’s treasury or owned by GigCapital4, Merger Sub or BigBear.ai Holdings, LLC immediately prior to the First Effective Time) were cancelled and automatically deemed for all purposes to represent the right to receive, in the aggregate (the “Aggregate Merger Consideration”), (i) in book entry, the Equity Merger Consideration, and (ii) $75,000,000, in each case without interest and otherwise in accordance with the terms of the Merger Agreement. The Equity Merger Consideration means a number of shares of GigCapital4 Common Stock equal to the result of dividing (i) the difference of (A) $1,125,000,000, minus (B) $75,000,000, by (ii) 10.00 (rounded up to the nearest whole number of shares). Ultimate, as the sole member of BigBear.ai Holdings, LLC prior to the Business Combination, was paid the Aggregate Merger Consideration.

At the Second Effective Time, each unit of limited liability company interest of BigBear.ai Holdings, LLC issued and outstanding immediately prior to the Second Effective Time was cancelled and ceased to exist without any conversion thereof or payment therefor, and the capital stock of GigCapital4 outstanding immediately prior to the Second Effective Time remained outstanding as the capital stock of GigCapital4, which, collectively with the 2026 Convertible Notes issued at the Second Effective Time (as further described below) and the warrants entitling the holders to purchase one share of GigCapital4 Common Stock per warrant (“GigCapital4 Warrants”), constituted one hundred percent (100%) of the outstanding equity securities (and securities convertible into equity securities) of BigBear immediately after the Second Effective Time.

Stock Exchange Listing

BigBear’s common stock and public warrants are listed on the NYSE under the symbols “BBAI” and “BBAIW,” respectively.

Recent Developments

Effective January 1, 2023, we completed an internal reorganization, in which (1) NuWave Solutions, LLC changed its name to BigBear.ai Federal, LLC (“BigBear.ai Federal”) (2) ProModel Government Solutions, Inc., Open Solutions Group, LLC and PCI Strategic Management, LLC merged with and into BigBear.ai Federal (f/k/a/ NuWave Solutions, LLC) with BigBear.ai Federal being the surviving entity in such mergers, and (3) ProModel Corporation converted from a Pennsylvania corporation to a Pennsylvania limited liability company named ProModel, LLC (collectively, the “Reorganization”).

Corporate Information

BigBear is a Delaware corporation. Our principal executive offices are located at BigBear.ai Holdings, Inc., 6811 Benjamin Franklin Drive, Suite 200, Columbia, Maryland 21046, and our telephone number is (410) 312-0885. Our principal website address is https://bigbear.ai. Information contained in, or accessible through, our website is not a part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

Emerging Growth Company

The Company is an “emerging growth company,” as defined under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). As an emerging growth company, the Company is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and the requirement to obtain stockholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of an extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

The Company will remain an emerging growth company until the earlier of (i) December 31, 2026 (the last day of the fiscal year following the fifth anniversary of the consummation of the Company’s initial public offering), (ii) the last day of the fiscal year in which the Company has total annual gross revenue of at least $1.07 billion, (iii) the last day of the fiscal year in which the Company is deemed to be a “large accelerated filer,” as defined in the Exchange Act, and (iv) the date on which the Company has issued more than $1.0 billion in nonconvertible debt during the prior three-year period.

THE OFFERING

Issuer	BigBear.ai Holdings, Inc.

Shares of Common Stock to be issued upon exercise of all Warrants	12,325,772 shares (including 11,959,239 public warrants and 366,533 private warrants).

Shares of Common Stock Offered by the Selling Stockholders	Up to 11,936,453 shares (including 366,533 shares issuable upon exercise of warrants held by the Selling Stockholders).

Warrants Offered by the Selling Stockholders	366,533 warrants.

Shares of Common Stock to be issued upon Conversion of the 2026 Convertible Notes	23,709,503 shares issuable upon the conversion of $200,000,000 in aggregate principal amount of outstanding 2026 Convertible Notes.

2026 Convertible Notes Offered by the Selling Noteholders	Up to $200,000,000 aggregate principal amount of 2026 Convertible Notes.

Shares of our Common Stock outstanding	126,945,723 shares (as of December 27, 2022).

Use of proceeds	We will not receive any proceeds from the sale of shares of Common Stock by the Selling Securityholders. With respect to the shares of Common Stock underlying the warrants, we will not receive any proceeds from such shares except with respect to amounts received by us upon exercise of such warrants to the extent such warrants are exercised for cash. We will not receive any of the proceeds from the sale of the shares of Common Stock or 2026 Convertible Notes by the Selling Noteholders. We intend to use any such proceeds from warrant exercise for general corporate purposes. We do not believe it is likely that a warrant holder would elect to exercise its warrants when our common stock is trading below $11.50. See “Use of Proceeds.”

Market for Common Stock, Warrants and 2026 Convertible Notes	Our Common Stock and warrants are currently traded on the NYSE under the symbols “BBAI” and “BBAIW,” respectively. The 2026 Convertible Notes will not be listed on any securities exchange.

Risk factors	Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Part I, Item 1A-Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2021, and as described or may be described in any subsequent Annual Report on Form 10-K or any Quarterly Report on Form 10-Q under the heading “Item 1A.Risk Factors,” as well as in any other documents we file with the SEC that are deemed incorporated by reference into this prospectus and the “Risk Factors” section in the applicable prospectus supplement.

RISK FACTORS

Investing in our securities involves a high degree of risk. See “Part I, Item 1A-Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2021, as filed with the SEC on March 31, 2022, and as described or may be described in any Quarterly Report on Form 10-Q or subsequent Annual Report on Form 10-K under the heading “Item 1A. Risk Factors,” as well as in any other documents we file with the SEC that are deemed incorporated by reference into this prospectus and the “Risk Factors” section in the applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase our securities. Before you invest in our securities, you should carefully consider these risks as well as other information we include or incorporate by reference into this prospectus and the applicable prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

USE OF PROCEEDS

All of the Common Stock and warrants offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their respective accounts. All of the Common Stock and 2026 Convertible Notes offered by the Selling Noteholders pursuant to this prospectus will be sold by the Selling Noteholders for their respective accounts. We will not receive any of the proceeds from these sales.

The Selling Securityholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Securityholders in disposing of their securities, and we will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.

We will not receive any proceeds from the sale of shares of Common Stock or 2026 Convertible Notes by the Selling Securityholders. With respect to the shares of Common Stock underlying the warrants, we will not receive any proceeds from such shares except with respect to amounts received by us upon exercise of such warrants to the extent such warrants are exercised for cash. We intend to use any such proceeds for general corporate purposes.

We do not believe it is likely that a warrant holder would elect to exercise their warrants when our common stock is trading below $11.50 and any cash proceeds that would be received by the Company is dependent on the trading price of the common stock underlying the warrants. We do not believe that the warrant holders’ failure to exercise warrants for cash would have a material impact on our liquidity, financial position or results of operations.

DETERMINATION OF OFFERING PRICE

Our Common Stock and warrants are listed on NYSE under the symbols “BBAI” and “BBAIW,” respectively. The 2026 Convertible Notes will not be listed on any securities exchange.

The actual offering price by the Selling Stockholders of the shares of Common Stock and the warrants and by the Selling Noteholders of the shares of Common Stock and the 2026 Convertible Notes covered by this prospectus will be determined by prevailing market prices at the time of sale, by private transactions negotiated by the Selling Stockholders or as otherwise described in the section entitled “Plan of Distribution.”

DESCRIPTION OF SECURITIES

The following summary of the material terms of the Company’s securities is not intended to be a complete summary of the rights and preferences of such securities. The Certificate of Incorporation is attached as an exhibit to this prospectus. We urge you to read the Certificate of Incorporation in its entirety for a complete description of the rights and preferences of the Company’s Common Stock, the Warrant Agreements, and the Indenture for the 2026 Convertible Notes.

General

The Certificate of Incorporation authorizes the issuance of 500,000,000 shares of Common Stock, $0.0001 par value per share and 1,000,000 shares of preferred stock, par value $0.0001 per share. The outstanding shares of our Common Stock are, and the shares of Common Stock issuable (i) in connection with the Business Combination pursuant to the Merger Agreement and (ii) upon conversion of the 2026 Convertible Notes will be, duly authorized, validly issued, fully paid and non-assessable. As of December 27, 2022, there were 126,945,723 shares of Common Stock outstanding, held of record by approximately 87 holders of Common Stock, no shares of preferred stock outstanding and 12,325,772 warrants outstanding held of record by approximately 26 holders of warrants. Such numbers do not include DTC participants or beneficial owners holding shares through nominee names.

Common Stock

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Unless specified in the Certificate of Incorporation, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of our shares of Common Stock that are voted is required to approve any such matter voted on by our stockholders. Our stockholders are entitled to receive ratable dividends when, as and if declared by the Board out of funds legally available therefor.

Our Board is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

In the event of a liquidation, dissolution or winding up of the Company, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the Common Stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the Common Stock.

Our stockholders have no conversion, preemptive or other subscription rights. Stockholders of GigCapital4 who sold or converted their stock into their share of the Trust Account still have the right to exercise the warrants that they may hold.

Preferred Stock

There are no shares of preferred stock outstanding. Our Certificate of Incorporation authorizes the issuance of 1,000,000 shares of preferred stock with such designation, rights and preferences as may be determined from time to time by our Board. No shares of preferred stock were issued or registered in connection with the Business Combination. Accordingly, our Board is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of Common Stock. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although the Company does not currently intend to issue any shares of preferred stock, the Company cannot assure you that it will not do so in the future.

Warrants

As of December 27, 2022, there were 12,325,772 warrants outstanding, of which 11,959,239 were public warrants and 366,533 are Private Placement Warrants. Each warrant entitles the registered holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time. Only whole warrants are exercisable. The public warrants will expire at 5:00 p.m., New York City time, on December 7, 2026, the fifth anniversary of our completion of an initial business combination, or earlier upon redemption.

No public warrants will be exercisable for cash unless the Company has an effective and current prospectus covering the shares of Common Stock issuable upon exercise of the warrants and a current prospectus relating to such shares of Common Stock. Notwithstanding the foregoing, if a prospectus covering the issuance of the shares of Common Stock issuable upon exercise of the public warrants is not effective within 90 days from the Closing, warrant holders may, until such time as there is an effective prospectus and during any period when the Company shall have failed to maintain an effective prospectus, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis.

The Private Placement Warrants are identical to the public warrants except that such Private Placement Warrants will be exercisable for cash (even if a prospectus covering the issuance of the warrant shares issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the Initial Stockholders or their affiliates.

Once the warrants become exercisable, the Company may redeem the outstanding warrants (excluding the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption, which the Company refers to as the 30-day redemption period; and

•

if, and only if, the last reported sale price of the Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

The Company will not redeem the warrants unless a prospectus under the Securities Act covering the issuance of the warrant shares underlying the warrants to be so redeemed is then effective and a current prospectus relating to those warrant shares is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by the Company, it may exercise our redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the foregoing conditions are satisfied and the Company issues a notice of redemption, each warrant holder may exercise his, her or its warrants prior to the scheduled redemption date. However, the price of the shares of Common Stock may fall below the $18.00 trigger price (as adjusted) as well as the $11.50 exercise price (as adjusted) after the redemption notice is issued.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If the Company calls the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In making such determination, our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of warrant shares issuable upon exercise of outstanding warrants. In such event, the holder would pay the exercise price by surrendering the warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the warrants to be so exercised, and the difference between the exercise price of the warrants and the fair market value by (y) the fair market value.

A holder of a warrant may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Common Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Common Stock. A rights offering to holders of Common Stock entitling holders to purchase shares of Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Stock) multiplied by (ii) one (1), minus the quotient of (x) the price per share of Common Stock paid in such rights offering divided by (y) the fair market value of such share. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Common Stock, in determining the price payable for Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume-weighted average price of Common Stock as reported during the 10-trading-day period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if the Company, at any time while the warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of Common Stock on account of such shares of Common Stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Common Stock in connection with the Business Combination, (d) as a result of the repurchase of shares of Company Stock if the Business Combination is presented to the stockholders of the Company for approval, or (e) in connection with the redemption of our public shares upon our failure to complete the Business Combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.

If the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock.

Whenever the number of shares of Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the Company in connection with redemption rights held by Company stockholders as provided for in the proposed Certificate of Incorporation or as a result of the repurchase of shares of Common Stock by us if the Business Combination is presented to the stockholders of the Company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of Common Stock, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of Common Stock in such a transaction is payable in the form of Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus the Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant in order to determine and realize the option value component of the warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the warrant due to the requirement that the warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

Dividends

The Company has not paid any cash dividends on our Common Stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash is within the discretion of our Board at such time. In addition, our Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, if the Company incurs any indebtedness, our ability to declare dividends may be limited by restrictive covenants the Company may agree to in connection therewith. See “-2026 Convertible Notes-Certain Covenants” for a discussion of restrictions in the Credit Agreement and the Indenture on our and our subsidiaries’ ability to pay dividends or other payments to us and our stockholders, as applicable.

Election of Directors

The Board is divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class serving a three-year term, except with respect to the election of directors at the Special Meeting, Class I directors were elected to an initial one-year term (and three-year terms subsequently), the Class II directors were elected to an initial two-year term (and three-year terms subsequently) and the Class III directors were elected to an initial three-year term (and three-year terms subsequently). There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Our Transfer Agent and Warrant Agent

The Transfer Agent for our Common Stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. The Company has agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law, the Company’s Certificate of Incorporation and Bylaws

Our Certificate of Incorporation provides that the Board is classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of the board only by successfully engaging in a proxy contest at three or more annual meetings. Furthermore, because the Board is classified, directors may be removed only with cause by a majority of our outstanding shares.

In addition, the Certificate of Incorporation does not provide for cumulative voting in the election of directors. Our authorized but unissued Common Stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Special Meeting of Stockholders

The Certificate of Incorporation provides that special meetings of our stockholders may be called only by the Chairman of the Board or the Board pursuant to a resolution adopted by a majority of the Board. Stockholders of BigBear will not be eligible and has no right to call a special meeting.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the Company’s Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the open of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained in the annual proxy statement. The Certificate of Incorporation specifies certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders. Our Bylaws also specify certain requirements as to the form and content of a stockholder’s notice for an annual meeting. Specifically, a stockholder’s notice must include: (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend the Bylaws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class or series and number of shares of our capital stock that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (iv) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (v) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business and (vi) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. These notice requirements will be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified the Company of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Exchange Act, and such stockholder has complied with the requirements of such rule for inclusion of such proposal in a proxy statement prepared by us to solicit proxies for such annual meeting. The foregoing provisions may limit our stockholders’ ability to bring matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Securities Eligible for Future Sale

The Company has 126,945,723 shares of Common Stock outstanding as of December 27, 2022. Of these shares, 5,409,495 public shares are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act (“Rule 144”). All of the remaining 121,536,228 outstanding shares (including all 366,533 Private Placement Units and their component shares) are, and any shares of Common Stock issued upon conversion of the Convertible Notes will be, restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Rule 144

Pursuant to Rule 144 under the Securities Act, a person who has beneficially owned restricted shares of our Common Stock or warrants for at least six months would be entitled to sell his, her or its securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our Common Stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of Common Stock then outstanding; or

•	the average weekly reported trading volume of the Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10-type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our Initial Stockholders are able to sell their Founder Shares and Private Placement Warrants, as applicable, pursuant to Rule 144 without registration one year after the Closing.

Investor Rights Agreement

Pursuant to the Investor Rights Agreement, BigBear filed this shelf prospectus within 45 days of the Closing in respect of all registrable securities under the Investor Rights Agreement. Pursuant to the Investor Rights Agreement, certain parties are entitled to customary piggyback rights on registered offerings of equity securities of BigBear and certain other registration rights, including unlimited shelf take-downs and, in the case of Ultimate, together with any of its permitted transferees that have executed a joinder to the Investor Rights Agreement (collectively, the “Partner”), demand registration rights following the expiration of the Lock-Up Period (as defined below). Any underwritten offering of BigBear’s equity securities will be subject to customary cut-back provisions. Pursuant to the Investor Rights Agreement, BigBear has agreed to cooperate and use commercially reasonable efforts to consummate the applicable registered offerings initiated by the parties and will pay the fees and expenses of such offerings (including reasonable and documented fees of one counsel for the parties participating in such offering).

The Investor Rights Agreement replaced and by its terms, at the Closing, terminated the Registration Rights Agreement, dated as of February  8, 2021, by and among GigCapital4, the Initial Stockholders, and the Insiders (the “Registration Rights Agreement”).

2026 Convertible Note Subscription Agreements

The Company is obligated to register the resale of the 2026 Convertible Notes and the shares issuable upon the conversion of the 2026 Convertible Notes. The Company agreed that, the Company will file with a registration statement registering the resale of the shares of Common Stock issuable upon conversion of the 2026 Convertible Notes. The Company will use its commercially reasonable efforts to maintain the continuous effectiveness of such registration statement, and to be supplemented and amended to the extent necessary to ensure that such prospectus is available or, if not available, that another registration statement is available for the resale of the 2026 Convertible Notes, until the earliest of (i) the date on which the 2026 Convertible Notes may be resold without volume or manner of sale limitations pursuant to Rule 144 promulgated under the Securities Act, (ii) the date on which such 2026 Convertible Notes have actually been sold and (iii) the date which is three years after the Closing.

Notwithstanding anything to the contrary in the Convertible Note Subscription Agreements, the Company shall be entitled to delay or postpone the effectiveness of the registration statement, and from time to time to require any Selling Noteholder not to sell under the registration statement or to suspend the effectiveness thereof, if (i) it determines that in order for the registration statement not to contain a material misstatement or omission, an amendment or supplement thereto would be needed or (ii) the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event, the Company’s board of directors reasonably believes, upon the advice of legal counsel, would require additional disclosure by the Company in the Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the registration statement would be expected, in the reasonable determination of the Company’s board of directors, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements.

Section 203 of the DGCL

BigBear is subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	the Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of Common Stock; or

•

on or subsequent to the date of the transaction, the business combination is approved by the Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Listing of Securities

The Company’s Common Stock and warrants are listed on the NYSE under the symbols “BBAI” and “BBAIW,” respectively. The 2026 Convertible Notes will not be listed on any securities exchange.

2026 Convertible Notes

On December 7, 2021, we issued the 2026 Convertible Notes in the aggregate principal of $200.0 million. The 2026 Convertible Notes are governed by the Indenture. The 2026 Convertible Notes bear interest at a rate of 6.00% per annum, payable semiannually, are convertible into shares of Common Stock at an initial conversion price of $11.50 (subject to adjustment as described in the Indenture) in accordance with the terms thereof, and shall mature on December 15, 2026. The full amount of the 2026 Convertible Notes remains outstanding and may not be redeemed or repaid by the Company prior to maturity. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Indenture.

Maturity and Interest

The 2026 Convertible Notes will mature on December 15, 2026, unless earlier converted or repurchased.

The 2026 Convertible Notes will bear interest at a rate of 6.00% per annum until conversion, redemption or repurchase. Interest accrues from the issue date or from the most recent date on which interest has been paid. Interest is payable annually in arrears on June 15 and December 15 of each year, commencing on June 15, 2022. Accrued interest on the Convertible 2026 Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

Ranking

The 2026 Convertible Notes are general senior obligations of the Company and:

•	rank pari passu in right of payment with all existing and future senior indebtedness of the Company;

•	are effectively senior to all of the Company’s subordinated indebtedness; and

•	are guaranteed on a senior basis by the Guarantors (as defined below).

The Guarantees (as defined below) are general senior obligations of each Guarantor and:

•	rank pari passu in right of payment with all existing and future senior indebtedness of such Guarantor; and

•	are effectively senior to all of such Guarantor’s subordinated indebtedness.

Certain Covenants

The 2026 Convertible Notes are subject to various covenants that restrict the Company’s and its Subsidiaries’ ability to, among other things:

•	make restricted payments;

•	incur or guarantee indebtedness or issue disqualified stock;

•	create, incur or assume any Lien;

•	make any payment to, or sell, lease, transfer or otherwise dispose of properties or assets or enter into transactions with any Affiliate of the Company;

•	sell or transfer interest in its Material Intellectual Property; or

•	merge or consolidate with other companies or transfer all or substantially all of the Company’s assets.

Limitation on Certain Restricted Payments

The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly:

(i) declare or pay any dividend or make any payment or distribution (x) on account of the Company’s or any of its Subsidiaries’ Capital Stock (including any payment made in connection with any merger or consolidation involving the Company or any of its Subsidiaries) or (y) to the direct or indirect holders of the Company’s or any of its Subsidiaries’ Capital Stock in their capacity as holders, other than (A) dividends, payments or distributions by the Company payable solely in Capital Stock (other than Disqualified Stock) of the Company or (B) dividends, payments or distributions by a Subsidiary to the Company or another Subsidiary (and in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Subsidiary other than a Wholly Owned Subsidiary, the Company or a Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Capital Stock in such class or series of securities);

(ii) purchase, redeem, defease or otherwise acquire or retire for value (including any payment made in connection with any merger or consolidation involving the Company or any of its Subsidiaries) any Capital Stock of the Company held by Persons other than the Company or any Subsidiary; or

(iii) purchase, repay, prepay, repurchase, redeem, defease, acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness, other than (A) Indebtedness permitted under the Limitations on Incurrence of Indebtedness and Issuance of Preferred Stock or Disqualified Stock covenant hereof or (B) the purchase, repurchase or other acquisition of Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition. (all such payments and other actions set forth in clauses (i) through (iii) above being collectively referred to as “Restricted Payments”).

Notwithstanding anything to the contrary contain herein, so long as no Default shall have occurred and be continuing or would occur as a consequence thereof, the provisions of this covenant will not prohibit:

(i) the payment of any dividend or distribution or consummation of any redemption within sixty (60) days after the date of declaration thereof or the giving of a redemption notice related thereto, if at the date of declaration or notice such payment would have complied with any provision of this covenant; provided that the making of such payment will reduce capacity for Restricted Payments pursuant such provisions when so made;

(ii) a Restricted Payment to pay for the prepayment, purchase, repurchase, redemption, defeasance, discharge, retirement or other acquisition of Capital Stock of the Company held by any future, present or former employee, director, officer, member of management, operating partner, manager, contractor, service provider, consultant or advisor (or their respective Immediate Family Members) of the Company or any of its Subsidiaries pursuant to any management equity plan, stock option plan, phantom equity plan or any other management, employee benefit or other compensatory plan or agreement (and any successor plans or arrangements thereto), employment, termination or severance agreement, or any stock subscription or equityholder agreement (including, for the avoidance of doubt, any principal and interest payable on any Indebtedness issued by the Company in connection with such prepayment, purchase, repurchase, redemption, defeasance, discharge, retirement or other acquisition), including any Capital Stock rolled over, accelerated or paid out by or to any employee, director, officer, manager, contractor, consultant or advisor (or their respective Immediate Family Members) of the Company or any of its Subsidiaries in connection with any transaction; provided, however, that the aggregate Restricted Payments made under this clause do not exceed $3,760,000 in any fiscal year (with unused amounts in any fiscal year being carried over to succeeding fiscal years subject to a maximum of $7,520,000 in any fiscal year); provided, further, that such amount in any calendar year may be increased by an amount not to exceed:

(A) the cash proceeds from the sale of Capital Stock (other than Disqualified Stock) of the Company to any future, present or former employee, director, officer, manager, contractor, consultant or advisor (or their respective Immediate Family Members) of the Company or any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date to the extent the cash proceeds from the sale of such Capital Stock have not otherwise been applied to the making of Restricted Payments pursuant to this covenant; plus

(B) the cash proceeds of key man life insurance policies received by the Company or any Subsidiary of the Company after the Issue Date; and in addition, cancellation of Indebtedness owing to the Company or any Subsidiary from any future, present or former employee, director, officer, manager, contractor, consultant or advisor (or their respective Immediate Family Members) of the Company or any of its Subsidiaries (or any permitted transferees thereof) of the Company or any Subsidiary of the Company in connection with a repurchase of Capital Stock of the Company or any Subsidiary of the Company from such Persons will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provisions of the Indenture;

(iii) cashless repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other securities convertible into or exchangeable for Capital Stock if such Capital Stock represent a portion of the exercise, conversion or exchange price thereof;

(iv) each Subsidiary of the Company may make Restricted Payments to the Company or any Guarantor or to another Subsidiary of the Company which is the immediate parent of the Subsidiary making such Restricted Payment;

(v) payments made or expected to be made by the Company or any Subsidiary in respect of withholding or similar taxes payable in connection with the exercise or vesting of Capital Stock or any other equity award by any future, present or former employee, director, officer, manager, contractor, consultant or advisor (or their respective Immediate Family Members) of the Company or any Subsidiary and purchases, repurchases, redemptions, defeasances or other acquisitions or retirements of Capital Stock deemed to occur upon the exercise, conversion or exchange of stock options, warrants, equity-based awards or other rights in respect thereof if such Capital Stock represents payments in respect of withholding or similar taxes payable upon exercise or vesting thereof;

(vi) the making of cash payments in connection with any conversion or redemption of the Notes, in each case, pursuant to the terms of the Indenture;

(vii) any non-Wholly Owned Subsidiary of the Company may make Restricted Payments (which may be in cash) to its stockholders, members or partners generally, so long as the Company or the Subsidiary which owns the Capital Stock in the Subsidiary making such Restricted Payment receives at least its proportionate share thereof (based upon its relative holding of the Capital Stock in the Subsidiary making such Restricted Payment and taking into account the relative preferences, if any, of the various classes of Capital Stock of such Subsidiary);

(viii) the payment of cash in lieu of the issuance of fractional shares of Capital Stock in connection with any dividend or split of, or upon exercise or conversion of warrants, options or other securities exercisable or convertible into, Capital Stock of the Company or in connection with the issuance of any dividend otherwise permitted to be made under this covenant;

(ix) the declaration and payment of cash dividends, or the making of cash distributions, to holders of the Company’s Capital Stock (including Common Stock and Preferred Stock) on account of such Capital Stock (including Common Stock and Preferred Stock); provided that (A) Consolidated Adjusted EBITDA for the most recent Four Quarter Period for which consolidated financial statements are available was equal to or greater than $50,000,000 and (B) on a Pro Forma Basis after giving effect to such Restricted Payment, the Consolidated Total Indebtedness Ratio would be equal to or less than 4.50 to 1.00; provided, further, that, in no event shall any distribution, as a dividend or otherwise, by the Company of (A) any Material Intellectual Property or (B) the Capital Stock of any Guarantor, be permitted under this covenant;

(x) any Restricted Payment made in connection with the Transactions;

(xi) (a) any prepayment, purchase, repurchase, redemption, defeasance, discharge, retirement or other acquisition of Capital Stock, including any accrued and unpaid dividends thereon (“Treasury Capital Stock”) or Subordinated Indebtedness made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (in each case, other than Disqualified Stock or Designated Preferred Stock) (“Refunding Capital Stock”), and (b) the declaration and payment of dividends on Treasury Capital Stock out of the proceeds of the substantially concurrent sale or issuance (other than to a Subsidiary of the Company or to an employee stock ownership plan or any trust established by the Company or any of its Subsidiaries) of Refunding Capital Stock;

(xii) any prepayment, purchase, repurchase, exchange, redemption, defeasance, discharge, retirement or other acquisition of Subordinated Indebtedness made by exchange for, or out of the proceeds of the substantially concurrent sale of, Refinancing Indebtedness permitted to be incurred pursuant to Limitations on Incurrence of Indebtedness and Issuance of Preferred Stock or Disqualified Stock; and

(xiii) payments or distributions to dissenting stockholders pursuant to applicable law (including in connection with, or as a result of, exercise of dissenters’ or appraisal rights and the settlement of any claims or action (whether actual, contingent or potential)), pursuant to or in connection with a merger, amalgamation, consolidation or transfer of assets not prohibited by the Indenture.

For purposes of determining compliance with this covenant, if any Restricted Payment (or portion thereof) would be permitted pursuant to one or more provisions described above, the Company may divide such Restricted Payment in any manner that complies with this covenant.

Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock or Disqualified Stock

The Company will not, and will not permit any of its Subsidiaries, in each case, to, directly or indirectly, create, incur, issue, assume, enter into a guarantee of or otherwise become directly or indirectly liable, contingently or otherwise, with respect to any Indebtedness (including Acquired Indebtedness), and the Company will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of Preferred Stock.

Notwithstanding anything to the contrary therein, this covenant will not prohibit the incurrence of any of the following items of Indebtedness or the issuance of any of the following Disqualified Stock or Preferred Stock (collectively, “Permitted Indebtedness”):

(i) (A) the incurrence of Indebtedness pursuant to Credit Facilities, other than the Revolving Facility (as defined herein), by the Company or any Guarantor up to an aggregate principal amount of all Indebtedness incurred under this covenant (including any Permitted Refinancing Indebtedness in respect thereof) not to exceed $75,000,000 at any time outstanding; and

(B) the incurrence of Indebtedness pursuant to one or more debt facilities providing for revolving loans by a Bank Lender or group of Bank Lenders (a “Revolving Facility”) and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) by the Company or any Guarantor up to an aggregate principal amount of all Indebtedness incurred under this covenant (including any Permitted Refinancing Indebtedness in respect thereof) not to exceed $50,000,000 at any time outstanding;

(ii) (A) the incurrence by the Company and any Guarantor of Indebtedness represented by the 2026 Convertible Notes (including any guarantee thereof) to be issued on the Issue Date (but excluding any Additional Notes) and (B) any Indebtedness outstanding on the Issue Date (other than clause (i) hereof) and, for the purposes of clause (iii) hereof, any Indebtedness incurred pursuant to clauses (v) and (vi) hereof;

(iii) the incurrence by the Company or any Guarantor of purchase money Indebtedness to finance the acquisition of any personal property consisting solely of fixed or capital assets, including Capitalize Lease Obligations, and any Indebtedness assumed in connection with the acquisition of any such assets (other than Intellectual Property) or secured by a Lien on any such assets prior to the acquisition thereof, and Permitted Refinancing thereof; provided, however, that the aggregate principal amount of Indebtedness permitted by this clause (iii) shall not exceed, at any one time outstanding, $10,000,000;

(iv) the incurrence by the Company or any of its Subsidiaries of Permitted Refinancing Indebtedness to Refinance any Indebtedness that was permitted to be incurred under this covenant (other than clause (i) and (iii) thereof);

(v) Indebtedness of the Company to a Subsidiary; provided that any such Indebtedness owing to a Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the 2026 Convertible Notes; provided further, that any subsequent transfer of any such Indebtedness (except to the Company or another Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien (but not foreclosure thereon)) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (v);

(vi) Indebtedness of a Subsidiary to the Company or another Subsidiary; provided that if a Guarantor incurs such Indebtedness owing to a Subsidiary that is not a Guarantor, such Indebtedness is expressly subordinated in right of payment to the Guarantee of the 2026 Convertible Notes of such Guarantor; provided further, that any subsequent transfer of any such Indebtedness (except to the Company or another Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien (but not foreclosure thereon)) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (vi);

(vii) the issuance by any of the Company’s Subsidiaries to the Company or to any of its Subsidiaries of shares of Preferred Stock; provided, however, that: (x) any subsequent issuance or transfer of Capital Stock that results in any such Preferred Stock being held by a Person other than the Company or a Subsidiary; and (y) any sale or other transfer of any such Preferred Stock to a Person that is not the Company or a Subsidiary, will be deemed, in each case, to constitute an issuance of such Preferred Stock by such Subsidiary that was not permitted by this clause (vii);

(viii) contingent liabilities under surety bonds or similar instruments incurred in the ordinary course of business;

(ix) Hedging Obligations that are not incurred for speculative purposes but for the purpose of (x) fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of the Indenture to be outstanding; (y) fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (z) fixing or hedging commodity price risk, including the price or cost of raw materials, emission rights, manufactured products or related commodities, with respect to any commodity purchases or sales;

(x) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Guarantor permitted to be incurred under any other provision of Limitations on Incurrence of Indebtedness and Issuance of Preferred Stock or Disqualified Stock, and the guarantee by any Subsidiary that is not a Guarantor of Indebtedness of another Subsidiary that is not a Guarantor, in each case, to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated in right of payment to or pari passu with the 2026 Convertible Notes, then the guarantee must be subordinated or pari passu, as applicable, in right of payment to the same extent as the Indebtedness guaranteed;

(xi) the incurrence by the Company or any of its Subsidiaries of Indebtedness (other than for borrowed money) arising from agreements of the Company or any such Subsidiary providing indemnification, deferred purchase price, non-cash earn-outs, cash earn-outs, purchase price adjustments and other similar obligations, in each case, incurred or assumed in connection with any investment, the acquisition or sale or other disposition of any business, assets or Capital Stock of the Company or any of its Subsidiaries, other than, in the case of any such disposition by the Company or any of its Subsidiaries, guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Capital Stock;

(xii) the incurrence of contingent liabilities arising out of endorsements of checks, drafts and other similar instruments for deposit or collection in the ordinary course of business;

(xiii) the incurrence of Indebtedness in the ordinary course of business under any agreement between the Company or any of its Subsidiaries and any commercial bank or other financial institution relating to Treasury Management Arrangements, other than any such Indebtedness of the Company or any Guarantor in respect of any such obligations of a Subsidiary that is not a Guarantor;

(xiv) Indebtedness owed to any Person providing property, casualty, liability or other insurance to the Company or any Guarantor, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, the premiums with respect to such insurance for the period in which such Indebtedness is incurred and such Indebtedness is outstanding only for a period not exceeding twelve months;

(xv) Indebtedness incurred by the Company or any of its Subsidiaries constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers’ compensation claims, health, disability or other employee benefits (whether current or former) or property, casualty or liability insurance or self-insurance, or other

Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims; provided that any reimbursement obligations in respect thereof are reimbursed within ninety (90) days following the due date thereof; provided, further, that this clause (xv) shall not include any Indebtedness of the Company or any Guarantor in respect of such obligations of a Subsidiary that is not a Guarantor;

(xvi) Indebtedness representing deferred compensation or similar obligation to employees of the Company or any Guarantor or any of their Subsidiaries or incurred in the ordinary course of business;

(xvii) customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business;

(xviii) Indebtedness of the Company and its Subsidiaries, to the extent the net proceeds thereof are promptly used to purchase the 2026 Convertible Notes in connection with a Fundamental Change;

(xix) Subordinated Indebtedness;

(xx) Indebtedness or Disqualified Stock of the Company or Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary incurred or issued to finance an acquisition or (B) Indebtedness, Disqualified Stock or Preferred Stock of Persons that are acquired by the Company or any Subsidiary or merged into, or consolidated, amalgamated or combined with, the Company or a Subsidiary in accordance with the terms of the Indenture; provided that in the case of clauses (A) and (B) of this covenant, after giving pro forma effect to such acquisition, merger, amalgamation, consolidation or other business combination, the Consolidated Total Indebtedness Ratio for the Company immediately subsequent to the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued is less than or equal to the Consolidated Total Indebtedness Ratio immediately prior to such acquisition, merger, amalgamation, consolidation or other business combination; and

(xxi) Indebtedness issued by the Company or any of its Subsidiaries to any future, present or former employee, director, officer, manager, contractor, consultant or advisor (or their respective Immediate Family Members) of the Company or any of its Subsidiaries, in each case to finance the purchase or redemption of Capital Stock of the Company that is not prohibited by the Indenture and (b) Indebtedness consisting of obligations under deferred compensation or any other similar arrangements incurred in the ordinary course of business, consistent with past practice or in connection with the Transactions, any investment or any acquisition (by merger, consolidation, amalgamation or otherwise).

Limitation on Liens

The Company will not, and will not permit any Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind (except Permitted Liens) that secures obligations under any Indebtedness or any related Guarantee of Indebtedness, on any asset or property of the Company or any Guarantor, unless:

(i) In the case of Liens securing Subordinated Indebtedness, the 2026 Convertible Notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

(ii) In all other cases, the 2026 Convertible Notes or the Guarantees are equally and ratably secured,

in each case of clauses (i) and (ii), until such time as such Indebtedness is no longer secured by the Initial Lien. The foregoing provisions shall not apply to (i) Liens securing the 2026 Convertible Notes and the related Guarantees and (ii) Liens securing Indebtedness and other Obligations permitted to be incurred under (or secured pursuant to) Credit Facilities (including the Revolving Facility), including any letter of credit facility relating thereto, that was incurred pursuant to clause (i) of the definition of Permitted Indebtedness.

“Permitted Liens” means:

(a) Liens imposed by law for taxes or other governmental charges that are not yet due or are being contested in good faith by appropriate proceedings and for which adequate reserves with respect thereto have been set aside in the applicable financial statements in accordance with GAAP;

(b) Carriers,’ warehousemen’s, mechanics,’ materialmen’s, repairmen’s and other like Liens imposed by applicable laws, arising in the ordinary course of business and securing obligations that are not overdue by more than sixty (60) days or are being contested in good faith by appropriate proceedings and for which adequate reserves with respect thereto have been set aside in the applicable financial statements in accordance with GAAP;

(c) Pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws, other than any Lien imposed by ERISA;

(d) Deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e) Liens (i) securing judgments, awards, attachments and/or decrees for the payment of money not constituting an Event of Default, (ii) arising out of judgments or awards against the Company, or the Subsidiaries with respect to which an appeal or other proceeding for review is then being pursued and (iii) notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings for which adequate reserves have been made;

(f) Liens consisting of survey exceptions, minor encumbrances, ground leases, easements, or reservations of, rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines, and other similar purposes, or zoning, building codes, or other restrictions (including, minor defects or irregularities in title and similar encumbrances) as to the use of a Real Estate Asset or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness for borrowed money and which do not individually or in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business as currently conducted or as contemplated to be conducted;

(g) Liens on fixed or capital assets of the Company or any Guarantor which secure Indebtedness permitted under clause (iii) of the definition of Permitted Indebtedness so long as (i) such Liens and the Indebtedness secured thereby are incurred prior to or within ninety (90) days after such acquisition, (ii) the Indebtedness secured thereby does not exceed the cost of acquisition of the applicable assets and (iii) such Liens shall attach only to the assets acquired, plus property and assets affixed or appurtenant thereto and additions, improvements, accessions, proceeds, dividends or distributions thereof (including after-acquired property that is (A) affixed or incorporated into the property or assets covered by such Lien, (B) after-acquired property or assets subject to a Lien securing such Indebtedness, the terms of which Indebtedness require or include a pledge of after-acquired property or assets, and (C) the proceeds and products thereof) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations relating to any Indebtedness or other obligations to which such Liens relate;

(h) Liens securing Indebtedness permitted under clause (xxii) of the definition of Permitted Indebtedness so long as such Liens shall attach only to the assets acquired, plus property and assets affixed or appurtenant thereto and additions, improvements, accessions, proceeds, dividends or distributions thereof, including after-acquired property that is (i) affixed or incorporated into the property or assets covered by such Lien, (ii) after-acquired property or assets subject to a Lien securing such Indebtedness, the terms of which Indebtedness require or include a pledge of after-acquired property or assets and (iii) the proceeds and products thereof that secured or, under the written arrangements under which such Liens arose, could secure the obligations relating to any Indebtedness or other obligations to which such Liens relate;

(i) Landlords’ and lessors’ statutory Liens in respect of rent not in default;

(j) Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, Liens in favor of securities intermediaries, rights of setoff or similar rights and remedies as to deposit accounts or securities accounts or other funds maintained with depository institutions or securities intermediaries;

(k) Liens arising from precautionary UCC filings regarding “true” operating leases or the consignment of goods to the Company or any Guarantor or bailee arrangements entered into in the ordinary course of business;

(l) Liens on property or shares of stock or other assets of a Person at the time such Person becomes a Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, that such Liens may not extend to any other property or other assets owned by the Company or any Subsidiaries (other than Subsidiaries of such Person);

(m) Liens on property or other assets at the time the Company or a Subsidiary acquired the property or such other assets, including any acquisition by means of a merger, amalgamation, consolidation or business combination with or into the Company, any Guarantor or any of their respective Subsidiaries; provided that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, amalgamation, merger, consolidation or business combination; provided, further, that the Liens may not extend to any other property owned by the Company or any of its Subsidiaries (other than Subsidiaries of such Person);

(n) Liens on earnest money deposits made in connection with an agreement to purchase assets or Capital Stock of a Person, or in connection with an agreement to dispose of any property in an asset sale not prohibited hereby;

(o) ground leases in respect of real property on which facilities owned or leased by the Company or any of its Subsidiaries are located;

(p) (i) licenses or sublicenses granted by the Company and/or its Subsidiaries permitted (or not expressly restricted) in accordance with the terms of the Indenture, (ii) leases or subleases granted by the Company or any of its Subsidiaries to other Persons not materially interfering with the conduct of the business of the Company or any Subsidiary, (iii) any interest or title of a lessor, sublessor or licensor under any Capitalized Lease Obligations, (iv) restriction or encumbrance to which the interest or title of such lessor or sublessor may be subject, (v) subordination of the interest of the lessee or sub-lessee under such Capitalized Lease Obligations to any restriction or encumbrance referred to in the preceding clause (iv) and (vi) royalty, revenue, profit sharing or buy/sell arrangements arising out of Joint Ventures, purchase and sale contracts, development contracts or other arrangements expressly permitted hereunder;

(q) Liens in connection with any zoning, building, land use or similar law or right reserved to or vested in any governmental authority to control or regulate the use of any or dimensions of real property or the structure thereon, including Liens in connection with any condemnation or eminent domain proceeding or compulsory purchase order;

(r) any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any Joint Venture or similar arrangement pursuant to any Joint Venture or similar agreement;

(s) Liens (i) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business or (ii) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(t) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Company or the Subsidiaries;

(u) Liens deemed to exist in connection with investments in repurchase agreements;

(v) Liens arising (i) out of conditional sale, title retention, consignment or similar arrangements for the sale of any asset in the ordinary course of business and not prohibited by the Indenture or (ii) by operation of law under Article 2 of the Uniform Commercial Code (and/or any similar Requirement of Law under any jurisdiction);

(w) Liens (i) in favor of the Company and any Guarantor and/or (ii) granted by any entity that is not the Company or any Guarantor in favor of any Subsidiary that is not the Company or any Guarantor, in each case of the foregoing clauses (i) and (ii), securing intercompany Indebtedness permitted under Limitations on Incurrence of Indebtedness and Issuance of Preferred Stock or Disqualified Stock;

(x) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto, liability for reimbursement or indemnification obligations of insurance carriers providing property, casualty or liability insurance to the Company or any Subsidiaries or any other insurance or self-insurance arrangements;

(y) Liens on cash and cash equivalents that are earmarked to be used to satisfy or discharge Indebtedness; provided (i) such cash and/or cash equivalents are deposited into an account from which payment is to be made, directly or indirectly, to the Person or Persons holding the Indebtedness that is to be satisfied or discharged, (ii) such Liens extend solely to the account in which such cash and/or cash equivalents are deposited and are solely in favor of the Person or Persons holding the Indebtedness (or any agent or trustee for such Person or Persons) that is to be satisfied or discharged and (iii) the satisfaction or discharge of such Indebtedness is expressly permitted hereunder;

(z) Liens or rights of set-off against credit balances of the Company or any of the Subsidiaries with credit card issuers or credit card processors or amounts owing by such credit card issuers or credit card processors to the Company or any Subsidiaries in the ordinary course of business to secure the obligations of any Subsidiary to the credit card issuers or credit card processors as a result of fees and charges;

(aa) deposits of cash with the owner or lessor of premises leased and operated by the Company or any Subsidiaries to secure the performance of the Company’s, any Guarantor’s and such Subsidiary’s obligations under the terms of the lease for such premises;

(bb) the modification, replacement, renewal or extension of any Lien permitted by his Indenture; provided that (i) the Lien does not extend to any additional property, other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien, (B) proceeds and products thereof and customary security deposits and (C) assets subject to any cross collateralization of obligations owed to the holder of such Lien, and (ii) the renewal, extension, restructuring or refinancing of the obligations secured or benefited by such Liens is permitted by Limitations on Incurrence of Indebtedness and Issuance of Preferred Stock or Disqualified Stock (to the extent constituting Indebtedness);

(cc) Liens securing Hedging Obligations; and

(dd) Liens (i) consisting of the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business and (ii) Liens on equipment of the Company or any Subsidiary granted in the ordinary course of business to the Company or such Subsidiary’s client at which such equipment is located.

For purposes of determining compliance with this definition, (i) a Lien need not be incurred solely by reference to one category of Permitted Liens described in this definition but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category) and (ii) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Company shall, in its sole discretion, classify such Lien (or any portion thereof) in any manner that complies with this definition.

Transactions with Affiliates

The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $5,000,000, unless:

(1) the Affiliate Transaction is on terms that are substantially as favorable to the Company or the relevant Subsidiary, taken as a whole, as those that would have been obtained at the time in a comparable arms-length transaction by the Company or such Subsidiary with a Person that is not an Affiliate of the Company or any of its Subsidiaries;

(2) the Company delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $10,000,000, a resolution of the Board of Directors of the Company accompanied by an Officer’s Certificate certifying that such Affiliate Transaction complies with the Transactions with Affiliates covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company; and

(3) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $25,000,000, the Company obtains a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such Affiliate Transaction or Affiliate Transactions is fair, from a financial point of view, to the Company and its Subsidiaries, taken as a whole.

The following will not be deemed Affiliate Transactions under to the Indenture, and are therefore not subject to the above limitations:

(1) any collective bargaining, consulting or employment agreement or compensation plan, stock option, stock ownership plan, management equity plan, phantom equity plan or any other management, employee benefit or other compensatory plan or agreement (and any successor plans or arrangements thereto), termination or severance agreement, or officer or director indemnification arrangement entered into by the Company or any of its Subsidiaries in the ordinary course of business for the benefit of any future, current or former employee, director, officer, member of management, manager, contractor, consultant or advisor (or their respective Immediate Family Members) of the Company or any of its Subsidiaries and payments and transactions pursuant thereto, including (A) any issuance, transfer or sale of Capital Stock, options, other equity-related interests or other securities, or other payments, awards or grants in cash, securities or otherwise to any future, current or former employee, director, officer, manager, contractor, consultant or advisor (or their respective Immediate Family Members,) of the Company, any of its Subsidiaries; (B) the payment of compensation, fees, costs and expenses to, and indemnities (including under insurance policies) and reimbursements, employment and severance arrangements, and employee benefit and pension expenses provided on behalf of, or for the benefit of, future, current or former employees, directors, officers, members of management, managers, contractors, consultants, distributors or advisors (or their respective Immediate Family Members) of the Company or any Subsidiary (whether directly or indirectly and including by their Immediate Family Members); (C) any subscription agreement or similar agreement pertaining to the repurchase of Capital Stock pursuant to put/call rights or similar rights with current or former officers, directors, members of management, managers, employees, consultants or independent contractors; and (D) transactions pursuant to any employee compensation, benefit plan, stock option plan or arrangement, any health, disability or similar insurance plan which covers current or former officers, directors, members of management, managers, employees, consultants or independent contractors or any employment contract or arrangement;

(2) transactions between or among the Company and/or its Subsidiaries (or a Person that becomes a Subsidiary as a result of such transaction);

(3) payment of fees and reimbursement of expenses and indemnities provided to any future, current or former employee, director, officer, member of management, manager, contractor, consultant or advisor (or their respective Immediate Family Members) of the Company or any of its Subsidiaries;

(4) any transaction in which the only consideration paid by the Company or any Subsidiary consists of Capital Stock (other than Disqualified Stock) of the Company or any contribution of capital to the Company;

(5) Restricted Payments that do not violate the provisions Limitations on Incurrence of Indebtedness and Issuance of Preferred Stock or Disqualified Stock of the Indenture;

(6) transactions pursuant to agreements or arrangements as in effect on the Issue Date, or any amendment, modification, or supplement thereto or replacement thereof (so long as such agreement or arrangement, as so amended, modified or supplemented or replaced, is not materially more disadvantageous, taken as a whole, than such agreement or arrangement as in effect on the Issue Date, as determined in good faith by the Company);

(7) purchases or sales of goods and/or services with customers, clients, suppliers, joint ventures, purchasers, sales agents or sellers of goods and services or providers of employees or other labor entered into in the ordinary course of business on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained at the time in a comparable transaction by the Company or such Subsidiary with a Person that is not an Affiliate of the Company;

(8) (A) if such Affiliate Transaction is with an Affiliate in its capacity as a holder of Indebtedness of the Company or any Subsidiary, a transaction in which such Affiliate is treated no more favorably than the other holders of Indebtedness of the Company or such Subsidiary; (B) any purchases by the Company’s Affiliates of Indebtedness or Disqualified Stock of the Company or any of the Subsidiaries, the majority of which Indebtedness or Disqualified Stock is purchased by Persons who are not the Company’s Affiliates; provided that such purchases by the Company’s Affiliates are on the same terms as such purchases by such Persons who are not the Company’s Affiliates; and (C) (i) investments by Affiliates in securities or loans of the Company or any of the Subsidiaries so long as the investment is being offered by the Company or such Subsidiary generally to other non-affiliated third party investors on the same or more favorable terms and (ii) payments to Affiliates in respect of securities or loans of the Company or any of the Subsidiaries contemplated in the foregoing subclause (i) or that were acquired from Persons other than the Company and its Subsidiaries, in each case, in accordance with the terms of such securities or loans;

(9) the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business or transactions undertaken in good faith for the purpose of improving the consolidated tax efficiency of the Company or any Subsidiary and not for the purpose of circumventing any provision of the Indenture;

(10) to the extent permitted under the Indenture, including in compliance with Article 11, any merger, consolidation or reorganization of the Company with an Affiliate of the Company solely for the purpose of (i) forming or collapsing a holding company structure or (ii) reincorporating the Company in a new jurisdiction;

(11) entering into and the payment of costs and expenses and indemnities pursuant to one or more agreements that provide registration rights to the security holders of the Company or any direct or indirect parent of the Company or amending such agreement with security holders of the Company or any direct or any indirect parent of the Company and the performance of such agreements on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained at the time in a comparable transaction by the Company or such Subsidiary with a Person that is not an Affiliate of the Company and that have been approved by the Board of Directors of the Company;

(12) fees, indemnities and reimbursements may be paid to directors, officers, employees, members of management, managers, consultants independent contractors of the Company and its Subsidiaries;

(13) Subsidiaries of the Company may pay management fees, licensing fees and similar fees to the Company or to any Guarantor;

(14) advances to employees of the Company or any Subsidiary made in the ordinary course of business, in a manner that is consistent with past practice;

(15) the Transactions and the payment of all fees, costs and expenses (including all legal, accounting and other professional fees, costs and expenses) related to the Transactions;

(16) the existence of, or the performance by the Company or any Subsidiary of its obligations under the terms of, any equityholders, investor rights or similar agreement (including any registration rights agreement or purchase agreements related thereto) to which it is party as of the Issue Date and any similar agreement that it may enter into thereafter; provided that the existence of, or the performance by the Company or any Subsidiary of its obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date will only be permitted under this clause to the extent that the terms of any such amendment or new agreement are not otherwise, when taken as a whole, more disadvantageous to the Holders in any material respect in the reasonable determination of the Company than those in effect on the Issue Date; and

(17) transactions in which the Company or any Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Subsidiary from a financial point of view or meets the requirements of the Transactions with Affiliates covenant in the Indenture.

In addition, if the Company or any of its Subsidiaries (i) purchases or otherwise acquires assets or properties from a Person which is not an Affiliate, the purchase or acquisition by an Affiliate of the Company of an interest in all or a portion of the assets or properties acquired shall not be deemed an Affiliate Transaction (or cause such purchase or acquisition by the Company or a Subsidiary to be deemed an Affiliate Transaction) or (ii) sells or otherwise disposes of assets or other properties to a Person who is not an Affiliate, the sale or other disposition by an Affiliate of the Company of an interest in all or a portion of the assets or properties sold shall not be deemed an Affiliate Transaction (or cause such sale or other disposition by the Company or a Subsidiary to be deemed an Affiliate Transaction).

Material Intellectual Property

Interests in the Material Intellectual Property shall be held at all times by the Company or a Guarantor and the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, (a) sell or transfer its interest, in one or a series of transactions, in any of the Material Intellectual Property to a Person that is not the Company or a Guarantor, (b) exclusively or co-exclusively licenses any Material Intellectual Property to a Person that is not the Company or a Guarantor (other than (i) non-perpetual licenses that are exclusive solely with respect to a customized software or software enhancement entered into in the ordinary course of business and in connection with the provision of services by the Company or any of its Subsidiaries or the provision, directly or together with the Company, of services by any third party with whom the Company or any of its Subsidiaries has a commercial arrangement to provide services or technology to enable the provision of such services to its customers; provided that, (i) at the time such license is entered into, in the judgment of the Company, the granting of such license does not materially and adversely affect the business or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole), or (c) sell or transfer any interest in any Guarantor holding interests in Material Intellectual Property to a Person that is not the Company or a Guarantor, provided that, in each case, any Lien permitted by the Indenture shall not be prohibited by this covenant.

Merger, Consolidation or Sale of Assets

Subject to certain provisions of the Indenture, the Company shall not consolidate with, merge with or into, or sell, convey, transfer or lease, all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole, to another Person, unless:

(i) the resulting, surviving or transferee Person, if not the Company, shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture all of the obligations of the Company under 2026 Convertible Notes and the Indenture;

(ii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing under the Indenture; and

(iii) if the Company is not the Successor Company, the Successor Company shall have delivered to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease complies with the Indenture and that such supplemental indenture is authorized or permitted by the Indenture and an Opinion of Counsel stating that the supplemental indenture is the valid and binding obligation of the Successor Company, subject to customary exceptions and qualifications.

Subject to certain provisions of the Indenture, no Guarantor shall consolidate with, merge with or into, or sell, convey, transfer or lease, all or substantially all of its assets to, another Person, unless:

(i) the other Person is the Company or a Guarantor or becomes a Guarantor concurrently with the transaction;

(ii) either (x) the Company or a Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes all of the obligations of the Guarantor under the Indenture by the execution of a supplemental indenture; or

(iii) the transaction constitutes a sale or other disposition or transfer (including by way of consolidation, merger or amalgamation) of the Guarantor or the sale, conveyance, transfer or lease of all or substantially all the assets of the Guarantor (in each case other than to the Company or a Guarantor) otherwise not prohibited by the Indenture.

Notes Guarantees

Certain subsidiaries of the Company, BigBear.ai Intermediate Holdings, LLC, BigBear.ai, LLC, BigBear.ai Federal, LLC, and ProModel, LLC (each a “Guarantor” and collectively, the “Guarantors”), have jointly and severally, fully and unconditionally guaranteed the obligations under the 2026 Convertible Notes as to payment of principal of and premium, if any, and interest when and as the same shall become due and payable (the “Guarantees”).

A Guarantee will be automatically and unconditionally terminated, and the relevant Guarantor will be automatically and unconditionally released and relieved of any obligations under its Guarantee and the Indenture in the event of:

•

upon a sale, transfer, exchange or other disposition (including by way of consolidation or merger) of Capital Stock of such Guarantor following which the applicable Guarantor ceases to be a Subsidiary or the sale, transfer, exchange or other disposition of all or substantially all the properties and assets of the applicable Guarantor (other than to the other Guarantors) otherwise not prohibited by the Indenture;

•

upon the release or discharge of such Guarantor’s obligations under the Credit Agreement or other Indebtedness that resulted in the creation of such Guarantee other than, in each case, a release or discharge through payment thereon;

•

upon the merger, amalgamation or consolidation of any Guarantor with and into the Company or another Guarantor or upon the liquidation of such Guarantor, in each case, in compliance with the Indenture;

•	upon the satisfaction and discharge of the 2026 Convertible Notes; or

•	as permitted by Article 10 of the Indenture.

Company’s Mandatory Conversion Option

On or after December 15, 2022 and prior to the close of business on October 7, 2026, the Company may, at its option, elect to convert the original principal amount of the 2026 Convertible Notes in whole but not in part if (x) the Last Reported Sale Price of the Common Stock for at least twenty (20) Trading Days (whether or not consecutive) during the period of thirty (30) consecutive Trading Days ending on, and including, the last Trading Day of the immediately preceding calendar quarter (the “Mandatory Conversion Determination Date”) is greater than or equal to 130% of the Conversion Price on each applicable Trading Day and (y) the 30-Day ADTV ending on, and including, the Mandatory Conversion Determination Date is greater than or equal to $3,000,000 for the first two (2) years after the initial issuance of the 2026 Convertible Notes hereunder and $2,000,000 thereafter (the “Company Mandatory Conversion Condition”).

To exercise the Company Mandatory Conversion Right, the Company will send notice of the Company’s election (a “Mandatory Conversion Notice”) to Holders, the Trustee and the Conversion Agent no later than the fifth (5th) Business Day following the Mandatory Conversion Determination Date.

Such Mandatory Conversion Notice must state:

(i) that the 2026 Convertible Notes have been called for Mandatory Conversion, briefly describing the Company Mandatory Conversion Right under the Indenture;

(ii) the Mandatory Conversion Date;

(iii) the current Conversion Rate;

(iv) the name and address of the Paying Agent and the Conversion Agent; and

(v) the CUSIP and ISIN numbers, if any, of the 2026 Convertible Notes.

If the Company exercises the Company Mandatory Conversion Right in accordance with the Indenture, then a Conversion Date will automatically, and without the need for any action on the part of any Holder, the Trustee or the Conversion Agent, be deemed to occur, with respect to each Note then outstanding, on the Mandatory Conversion Date. The Mandatory Conversion Date will be a Business Day of the Company’s choosing that is no more than thirty (30), nor less than ten (10), Business Days after the Company sends the Mandatory Conversion Notice; provided that the Mandatory Conversion Date shall be no later than the second Scheduled Trading Day prior to the Maturity Date. The Company shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation on the second (2nd) Business Day immediately following the Mandatory Conversion Date.

Each share of Common Stock delivered upon a Mandatory Conversion of any 2026 Convertible Note will be a newly issued or treasury share and will be duly and validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim. If the Common Stock is then listed on any securities exchange and has been registered on an effective registration statement with the Commission, then the Company will cause each share of Common Stock, when delivered upon a Mandatory Conversion of any 2026 Convertible Note, to be admitted for listing on such exchange. Notwithstanding anything herein to the contrary, the Company (1) shall not be permitted to effect any Company Mandatory Conversion hereunder unless as of such Mandatory Conversion Date no Equity Conditions Failure then exists and (2) shall not be required to pay any Interest Make-Whole Amount in connection with any Mandatory Conversion.

Adjustment of Conversion Rate

The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the 2026 Convertible Notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the 2026 Convertible Notes, in any of the transactions described in this section, without having to convert their 2026 Convertible Notes, as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of 2026 Convertible Notes held by such Holder.

If the Company exclusively issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 ×	OS1
OS0

where,

CR0 =	the Conversion Rate in effect immediately prior to the open of business on the Record Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR1 =	the Conversion Rate in effect immediately after the open of business on such Record Date or Effective Date, as applicable;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the open of business on such Record Date or Effective Date, as applicable, before giving effect to such dividend, distribution, share split or share combination; and

OS1 =	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as applicable.

Any adjustment made under this section shall become effective immediately after the open of business on the Record Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this section is declared but not so paid or made, or any share split or combination of the type described in this section is announced but the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors of the Company determines in good faith not to pay such dividend or distribution, or not to split or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or such share split or combination had not been announced.

If the Company issues to all or substantially all holders of the Common Stock any rights, options or warrants (other than pursuant to a stockholders rights plan) entitling them, for a period of not more than forty-five (45) calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 ×	OS0 + X
OS0 + Y

where,

CR0 =	the Conversion Rate in effect immediately prior to the open of business on the Record Date for such issuance;

CR1 =	the Conversion Rate in effect immediately after the open of business on such Record Date;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the open of business on such Record Date;

X =	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y =	the number of shares of Common Stock equal to (i) the aggregate price payable to exercise such rights, options or warrants, divided by (ii) the average of the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this section shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Record Date for such issuance. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Record Date for such issuance had not occurred.

For purposes of this section, in determining whether any rights, options or warrants entitle the holders of Common Stock to subscribe for or purchase shares of the Common Stock at a price per share that is less than such average of the Last Reported Sale Prices of the Common Stock for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors of the Company in good faith. If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances (including share splits) as to which an adjustment was effected pursuant to Section 14.04(a), Section 14.04(b) or Section 14.04(e) of the Indenture, (ii) except as otherwise described in the Stockholder Right Plans section of the Indenture, rights issued pursuant to any stockholders rights plan of the Company then in effect, (iii) dividends or distributions paid exclusively in cash as to which the provisions set forth in Section 14.04(d) of the Indenture shall apply, (iv) dividends or distributions of Reference Property in exchange for or upon conversion of the Common Stock in a Share Exchange Event, and (v) Spin-Offs as to which the provisions set forth below in this section shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 ×	SP0
SP0 - FMV

where,

CR0 =	the Conversion Rate in effect immediately prior to the open of business on the Record Date for such distribution;

CR1 =	the Conversion Rate in effect immediately after the open of business on such Record Date;

SP0 =	the average of the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Record Date for such distribution; and

FMV =	the fair market value (as determined by the Board of Directors of the Company in good faith) of the Distributed Property with respect to each outstanding share of the Common Stock on the Record Date for such distribution.

Any increase made under the portion of this section above shall become effective immediately after the open of business on the Record Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not been declared. If the Company issues rights, options or warrants to acquire Capital Stock or other securities that are exercisable only upon the occurrence of certain triggering events, the Company shall not adjust the conversion rate pursuant to the clauses above until the earliest of these triggering events occurs. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), then, in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to the open of business on the Record Date for the distribution. If the Board of Directors of the Company determines in good faith the “FMV” (as defined above) of any distribution for purposes of this section by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Record Date for such distribution.

With respect to an adjustment pursuant to this section where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 ×	FMV0 + MP0
MP0

where,

CR0 =	the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR1 =	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0 =	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in the Definitions section of the Indenture as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first ten (10) consecutive Trading Day period after, and including, the Record Date of the Spin-Off (the “Valuation Period”); and

MP0 =	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The increase to the Conversion Rate under the preceding paragraph shall occur at the close of business on the last Trading Day of the Valuation Period; provided that if the relevant Conversion Date occurs during the Valuation Period, references to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Record Date of such Spin-Off and the Conversion Date in determining the Conversion Rate. If any dividend or distribution that constitutes a Spin-Off is declared but not so paid or made, the Conversion Rate shall be immediately decreased, effective as of the date the Board of Directors of the Company determines in good faith not to pay or make such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or announced.

For purposes of this section and subject in all respect the Stockholder Rights Plans section of the Indenture, rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”):

(i) are deemed to be transferred with such shares of the Common Stock;

(ii) are not exercisable; and

(iii) are also issued in respect of future issuances of the Common Stock,

shall be deemed not to have been distributed for purposes of this section (and no adjustment to the Conversion Rate under this section will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this section. If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of the Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this section was made:

(1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and

(2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 14.04(a), Section 14.04(b) and this section of the Indenture, if any dividend or distribution to which this section is applicable also includes one or both of:

(A) a dividend or distribution of shares of Common Stock to which Section 14.04(a) of the Indenture is applicable (the “Clause A Distribution”);

or

(B) a dividend or distribution of rights, options or warrants to which Section 14.04(b) of the Indenture is applicable (the “Clause B Distribution”),

then, in either case,

(1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this section is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this section with respect to such Clause C Distribution shall then be made, and

(2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 14.04(a) and Section 14.08(b) of the Indenture with respect thereto shall then be made, except that, if determined by the Company (I) the “Record Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Record Date or Effective Date” within the meaning of Section 14.04(a) of the Indenture or “outstanding immediately prior to the open of business on such Record Date” within the meaning of Section 14.04(b) of the Indenture.

If the Company pays or makes any cash dividend or distribution to all or substantially all holders of the Common Stock, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 ×	SP0
SP0 - C

where,

CR0 =	the Conversion Rate in effect immediately prior to the open of business on the Record Date for such dividend or distribution;

CR1 =	the Conversion Rate in effect immediately after the open of business on the Record Date for such dividend or distribution;

SP0 =	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Record Date for such dividend or distribution; and

C =	the amount in cash per share the Company distributes to all or substantially all holders of the Common Stock.

Any increase pursuant to this section shall become effective immediately after the open of business on the Record Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors of the Company determines in good faith not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Record Date for such cash dividend or distribution.

(ii) If the Company or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Common Stock that is subject to the then-applicable tender offer rules under the Exchange Act (other than an odd lot tender offer), to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 ×	AC + (SP1 x OS1)
OS0 x SP1

where,

CR0 =	the Conversion Rate in effect immediately prior to the close of business on the tenth (10th) Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires (the date such tender offer or exchange offer expires, the “Expiration Date”);

CR1 =	the Conversion Rate in effect immediately after the close of business on the tenth (10th) Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

AC =	the aggregate value of all cash and any other consideration (as determined by the Board of Directors of the Company in good faith) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the Expiration Date (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1 =	the number of shares of Common Stock outstanding immediately after the Expiration Date (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP1 =	the average of the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

The increase to the Conversion Rate under this section shall occur at the close of business on the tenth (10th) Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that if the relevant Conversion Date occurs during the ten (10) Trading Days immediately following, and including, the Trading Day next succeeding the Expiration Date of any tender or exchange offer, references to “ten (10)” or “tenth (10th)” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Expiration Date of such tender or exchange offer and the Conversion Date in determining the Conversion Rate. In addition, if the Trading Day next succeeding the date such tender or exchange offer expires is after the tenth (10th) Trading Day immediately preceding, and including, the date immediately preceding the relevant Conversion Date in respect of a conversion of Notes, references to “ten (10)” or “tenth (10th)” in the preceding paragraph and this paragraph shall be deemed to be replaced, solely in respect of that conversion of Notes, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the date such tender or exchange offer expires to, and including, the last Trading Day immediately preceding the relevant Conversion Date.

In the event that the Company or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company is, or such Subsidiary is, permanently prevented by applicable law from consummating any such purchases, or all such purchases are rescinded, then the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made or had been made only in respect of the purchases that have been consummated.

If the average of the Daily VWAP during the 30 consecutive Trading Days immediately preceding the date that is one hundred eighty (180) days after November 30, 2021 (the “Reset Date”) is less than $10.00, the Conversion Rate shall be replaced, with effect from the Reset Date, by the lower of (a) $1,000 divided by 115% of the average of the Daily VWAP during the 30 consecutive Trading Days immediately preceding the Reset Date and (b) 102.2495. The Company shall notify the Trustee, the Holders and the Conversion Agent (if other than the Trustee) if the events in this section occur and the new resulting Conversion Rate.

Notwithstanding the Adjustment of Conversion Rate Section of the Indenture or any other provision of the Indenture or the 2026 Convertible Notes, if a Conversion Rate adjustment becomes effective on any Record Date, and a Holder that has converted its Notes on or after such Record Date and on or prior to the related Record Date would be treated as the record holder of the shares of Common Stock as of the related Conversion Date as described under Section 14.02(i) of the Indenture based on an adjusted Conversion Rate for such Record Date, then, notwithstanding the Conversion Rate adjustment provisions in the Adjustment on Conversion Rate Section of the Indenture, the Conversion Rate adjustment relating to such Record Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities.

In addition to those adjustments required by clauses (a)-(f) of the Adjustment of Conversion Rate section of the Indenture, the Company from time to time may increase the Conversion Rate by any amount for a period of at least twenty (20) Business Days if the Board of Directors of the Company determines in good faith that such increase would be in the Company’s best interest. In addition, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall deliver to the Holder of each Note a notice of the increase at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

Except as stated in the Indenture, the Company shall not adjust the Conversion Rate for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities. For illustrative purposes only and without limiting the generality of the preceding sentence, the Conversion Rate shall not be adjusted:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(iii) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the 2026 Convertible Notes were first issued;

(iv) upon the repurchase of any shares of Common Stock pursuant to an open market share repurchase program or other buy-back transaction, including structured or derivative transactions, that is not a tender or exchange offer of the nature described in Section 14.04(e) of the Indenture;

(v) solely for a change in the par value (or lack of par value) of the Common Stock; or

(vi) for accrued and unpaid interest, if any.

All calculations and other determinations under the Conversion of Notes article in the Indenture shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share.

Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly deliver to the Trustee (and the Conversion Agent if not the Trustee) an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a written notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall deliver such notice of such adjustment of the Conversion Rate to each Holder (with a copy to the Trustee). Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

For purposes of the Adjustment of Conversion Rate section of the Indenture, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

For the avoidance of doubt, the closing of the transactions contemplated by the BCA to occur on the date of the Indenture shall not result in any adjustment of the Conversion Rate, Conversion Price or any other terms of the 2026 Convertible Notes.

Adjustment of Prices

Whenever any provision of the Indenture requires the Company to calculate the Last Reported Sale Prices or the Daily VWAPs over a span of multiple days, the Board of Directors of the Company shall make appropriate adjustments (without duplication in respect of any adjustment made pursuant to the Adjustment of Conversion Rate section of the Indenture) to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Record Date, Effective Date or Expiration Date, as the case may be, of the event occurs, at any time during the period when the Last Reported Sale Prices or the Daily VWAPs are to be calculated.

Effect of Recapitalizations, Reclassifications and Changes of the Common Stock

(a)	In the case of:

(i)	any recapitalization, reclassification or similar change of the Common Stock (other than changes in par value or resulting from a subdivision or combination);

(ii)	any consolidation, merger, combination or similar transaction involving the Company;

(iii)	any sale, lease or other transfer to a third party of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole; or

(iv)	any statutory share exchange,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Share Exchange Event”), then at and after the effective time of such Share Exchange Event, the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Share Exchange Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Share Exchange Event and, prior to or at the effective time of such Share Exchange Event, the Company or the successor or acquiring Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 10.01(g) of the Indenture providing for such change in the right to convert each $1,000 principal amount of Notes; provided, however, that at and after the effective time of the Share Exchange Event (A) the Company or the successor or acquiring company, as the case may be, shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, in respect of the Interest Make-Whole Amount upon conversion of Notes in accordance with the Conversion Procedure; Settlement Upon Conversion section of the Indenture and (B) (I) any amount payable in cash upon conversion of the Convertible

Notes in accordance with the Conversion Procedure; Settlement Upon Conversion section of the Indenture shall continue to be payable in cash, (II) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Convertible Notes in accordance with the Conversion Procedure; Settlement Upon Conversion section of the Indenture shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have been entitled to receive in such Share Exchange Event and (III) the Daily VWAP shall be calculated based on the value of a unit of Reference Property.

If the Share Exchange Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which the 2026 Convertible Notes will be convertible shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Common Stock, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. If the holders of the Common Stock receive only cash in such Share Exchange Event, then for all conversions for which the relevant Conversion Date occurs after the effective date of such Share Exchange Event (A) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to the Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes or Mandatory Conversion section of the Indenture), multiplied by the price paid per share of Common Stock in such Share Exchange Event and (B) the Company shall satisfy the Conversion Obligation by paying such cash amount to converting Holders on the second (2nd) Business Day immediately following the relevant Conversion Date. The Company shall notify in writing Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as reasonably practicable after such determination is made.

If the Reference Property in respect of any Share Exchange Event includes, in whole or in part, shares of common equity, such supplemental indenture described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in the Conversion of Notes article in the Indenture with respect to the portion of the Reference Property consisting of such common equity. If, in the case of any Share Exchange Event, the Reference Property includes shares of stock, securities or other property or assets (including any combination thereof), other than cash and/or cash equivalents, of a Person other than the Company or the successor or purchasing corporation, as the case may be, in such Share Exchange Event, then such supplemental indenture shall also be executed by such other Person, if such other Person is an affiliate of the Company or the successor or acquiring company, and shall contain such additional provisions to protect the interests of the Holders of the Convertible Notes as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing, including the provisions providing for the purchase rights set forth in the Repurchase at Option of Holders Upon a Fundamental Change section of the Indenture.

When the Company executes a supplemental indenture pursuant to subsection (a) of the Effect of Recapitalizations, Reclassifications and Changes of the Common Stock section of the Indenture, the Company shall promptly deliver to the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Share Exchange Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly deliver notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be delivered to each Holder promptly and in any event within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

The Company shall not become a party to any Share Exchange Event unless its terms are consistent with this Effect of Recapitalizations, Reclassifications and Changes of the Common Stock section of the Indenture. None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes into shares of Common Stock, as set forth in the Conversion Privilege section of the Indenture and the Conversion Procedure Conversion Procedure; Settlement Upon Conversion section of the Indenture prior to the effective date of such Share Exchange Event.

The above provisions of this section shall similarly apply to successive Share Exchange Events.

Fundamental Change

If a Fundamental Change (as defined in the Indenture) occurs prior to the maturity date, holders of the 2026 Convertible Notes will have the right to require the Company to repurchase all or any portion of their 2026 Convertible Notes in principal amounts of $1,000 or an integral multiple thereof, at a repurchase price equal to the principal amount of the 2026 Convertible Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date.

Following certain corporate events that occur prior to the maturity date or if the Company exercises its mandatory conversion right in connection with such corporate events, the Company will in certain circumstances increase the conversion rate for a holder who elects to convert its 2026 Convertible Notes in connection with such corporate events or has been forced to convert its 2026 Convertible Notes in connection with such corporate events, as the case may be.

Pursuant to the Indenture, a Fundamental Change shall be deemed to have occurred at the time after the 2026 Convertible Notes are originally issued if any of the following occurs prior to the Maturity Date:

(a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Wholly Owned Subsidiaries and any Permitted Holders, files a Schedule TO (or any successor schedule, form or report) or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Common Stock representing more than 50% of the voting power of the Common Stock;

(b) the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination or changes solely in par value) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property and/or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into or exchanged for cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more of the Company’s direct or indirect Wholly Owned Subsidiaries; provided, however, that neither (x) a transaction described in clause (A) or (B) in which the holders of all classes of the Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction nor (y) any merger of the Company solely for the purpose of changing its jurisdiction of incorporation that results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock of the surviving entity shall be a Fundamental Change pursuant to this clause (b);

(c) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(d) the Common Stock (or other Common Equity underlying the 2026 Convertible Notes) ceases to be listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market (or any of their respective successors);

provided, however, that a transaction or transactions described in clauses (a) or (b) above shall not constitute a Fundamental Change, if at least 90% of the consideration received or to be received by the common stockholders of the Company, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions such consideration becomes Reference Property for the 2026 Convertible Notes, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights (subject to the provisions of Section 14.02(a)) of the Indenture.

Any event, transaction or series of related transactions that constitute a Fundamental Change under both clause (a) and clause (b) above (determined without regard to the proviso in clause (b) above) shall be deemed to be a Fundamental Change solely under clause (b) above (and, for the avoidance of doubt, shall be subject to the proviso in clause (b) above).

The transactions contemplated by the BCA shall not constitute a “Fundamental Change.”

Events of Default

Each of the following events shall be an “Event of Default” with respect to the 2026 Convertible Notes:

(a) default in any payment of interest on any 2026 Convertible Note when due and payable, and the default continues for a period of thirty (30) days;

(b) default in the payment of principal or premium, if any, of any 2026 Convertible Note when due and payable on the Maturity Date, upon any required repurchase, upon declaration of acceleration or otherwise;

(c) failure by the Company to comply with its obligation to convert the 2026 Convertible Notes in accordance with the Indenture, and such failure continues for three (3) Business Days;

(d) failure by the Company to issue a Fundamental Change Company Notice in accordance with Repurchase at Option of Holders Upon a Fundamental Change when due, and such failure continues for five (5) Business Days;

(e) failure by the Company to comply with its obligations under Consolidation, Merger, Sale, Conveyance and Lease;

(f) failure by the Company for sixty (60) days after receipt by the Company of written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the 2026 Convertible Notes then outstanding has been received by the Company to comply with any of its other agreements contained in the 2026 Convertible Notes or the Indenture;

(g) default by the Company or any Significant Subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $35,000,000 (or its foreign currency equivalent) in the aggregate of the Company and/or any such Significant Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in each case, after the expiration of any applicable grace period, if such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness shall not have been paid or discharged, as the case may be, within thirty (30) days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of 2026 Convertible Notes then outstanding in accordance with the Indenture;

(h) a final judgment or judgments for the payment of $35,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance policies issued by insurers believed by the Company in good faith to be credit-worthy) in the aggregate rendered against the Company or any Significant Subsidiary of the Company, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(i) the Company or any Significant Subsidiary commencing a voluntary case or other proceeding seeking liquidation, reorganization or other similar relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due;

(j) an involuntary case or other proceeding commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other similar relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) consecutive days; or

(k) any Guarantee ceasing to be in full force and effect, other than in accordance with the terms of the Indenture, or any Guarantor denying or disaffirming its obligations under its Guarantee or giving notice to such effect.

If one or more Events of Default shall have occurred and be continuing, then, and in each and every such case (other than an Event of Default specified in (i) or (j) above with respect to the Company), unless the principal of all of the 2026 Convertible Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the 2026 Convertible Notes then outstanding determined in accordance with the section of the Indenture on Company-Owned Notes Disregarded, by notice in writing to the Company (and to the Trustee if given by Holders), may declare 100% of the principal of, premium, if any, of and accrued and unpaid interest on, all the 2026 Convertible Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable. If an Event of Default specified in (i) or (j) above with respect to the Company occurs and is continuing, 100% of the principal of, and accrued and unpaid interest, if any, on, all 2026 Convertible Notes shall become and shall automatically be immediately due and payable.

The Company shall deliver to the Trustee within one hundred twenty (120) days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2021) an Officer’s Certificate stating whether the signers thereof have knowledge of any failure by the Company or its Subsidiaries to comply with all conditions and covenants then required to be performed under this Indenture and, if so, specifying each such failure and the nature thereof.

In addition, the Company shall deliver to the Trustee within thirty (30) days after an Officer of the Company becomes aware of the occurrence of any Event of Default or Default, an Officer’s Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company is taking or proposing to take in respect thereof; provided that the Company is not required to deliver such notice if such Default has been cured.

Modification and Amendment

Without the consent of any Holder, the Company and the Guarantors, when authorized by the resolutions of their respective Boards of Directors (or similar governing body) and the Trustee, at the Company’s sole expense, may from time to time and at any time amend or supplement the Indenture or the 2026 Convertible Notes in writing for one or more of the following purposes: (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to provide for the assumption by a successor Person of the obligations of the Company or a Guarantor under the Indenture or the 2026 Convertible Notes in accordance with the Indenture or to provide for the release of any Guarantor in accordance with the Release of Guarantee section of the Indenture; (iii) to add additional guarantees with respect to the 2026 Convertible Notes; (iv) to secure the 2026 Convertible Notes or the Guarantees; (v) to add to the covenants or Events of Default of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company; (vi) to make any change that, as determined by the Board of Directors of the Company in good faith, does not adversely affect the rights of any Holder; (vii) in connection with any Share Exchange Event, to provide that the 2026 Convertible Notes are convertible into Reference Property, subject to the provisions of the Conversion Procedure; Settlement Upon Conversion section of the Indenture, and make such related changes to the terms of the 2026 Convertible Notes to the extent expressly required by the Effect of Recapitalizations, Reclassifications and Changes of the Common Stock section of the Indenture; (viii) comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act to the extent the Indenture is qualified thereunder; (ix) provide for the appointment of a successor Trustee, Note Registrar, Paying Agent or Conversion Agent; (x) comply with the rules of any applicable securities depositary in a manner that does not adversely affect the rights of any Holder; (xi) increase the Conversion Rate as provided in the Indenture; or (xii) to make any change to comply with rules of the Depositary, so long as such change does not adversely affect the rights of any Holder, as certified in good faith by the Company in an Officer’s Certificate.

Upon the written request of the Company and subject to the section Evidence of Compliance of Supplemental Indenture to be Furnished to the Trustee in the Indenture, the Trustee is hereby authorized to, and shall, join with the Company and the Guarantors in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise.

Any supplemental indenture authorized by the provisions in the paragraph above may be executed by the Company, the Guarantors and the Trustee without the consent of the Holders of any of the 2026 Convertible Notes at the time outstanding, notwithstanding any of the provisions of the paragraphs below.

With the consent (evidenced as provided in the Concerning the Holders article of the Indenture) of the Holders of at least a majority of the aggregate principal amount of the 2026 Convertible Notes then outstanding (determined in accordance with the Concerning the Holders article of the Indenture and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, 2026 Convertible Notes), the Company and the Guarantors, when authorized by the resolutions of their respective Boards of Directors (or similar governing body) and the Trustee, at the Company’s sole expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture, any supplemental indenture or the 2026 Convertible Notes or of modifying in any manner the rights of the Holders;

provided, however, that, without the consent of (i) in the case of clause (x) below, holders of at least 75% of the aggregate principal amount of the 2026 Convertible Notes then Outstanding (determined in accordance with the Concerning the Holders article of the Indenture and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, 2026 Convertible Notes) or (y) in all other cases, each Holder of an outstanding Note affected, no such supplemental indenture shall: (i) reduce the principal amount of 2026 Convertible Notes whose Holders must consent to an amendment; (ii) reduce the rate of or extend the stated time for payment of interest, including any default interest, on any Note; (iii) reduce the principal amount of any 2026 Convertible Notes, reduce the premium payable upon the conversion of the 2026 Convertible Notes, or extend the Maturity Date of any Note; (iv) make any change that adversely affects the conversion rights of any 2026 Convertible Notes other than as expressly permitted or required by the Indenture; (v) reduce the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise; (vi) make any Note payable in a currency, in a form, or at a place of payment, other than that stated in the Note; (vii) change the ranking or priority of the 2026 Convertible Notes; (viii) impair the right of any Holder to institute suit for the enforcement right to receive payment or delivery, as the case may be, of the principal (including the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest, if any, on, and the consideration due upon conversion of, its 2026 Convertible Notes, on or after the respective due dates expressed or provided for in the 2026 Convertible Notes or the Indenture; (ix) make any change in this section that requires each Holder’s consent or in the waiver provisions in the section Acceleration; Recession and Annulment or the Direction of Proceedings and Waiver of Defaults by Majority of Holders sections of the Indenture; (x) release any Guarantor from any of its obligations under its Guarantee otherwise than in accordance with the terms contained in the Indenture; or (xi) provide for the issuance of additional 2026 Convertible Notes except as permitted in the Indenture.

Upon the written request of the Company, and upon the delivery to the Trustee of evidence of the consent of Holders as aforesaid and subject to the Evidence of Compliance of Supplemental Indenture to be Furnished to the Trustee section of the Indenture, the Trustee shall join with the Company and the Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

Holders do not need under this section to approve the particular form of any proposed supplemental indenture. It shall be sufficient if such Holders approve the substance thereof. After any such supplemental indenture becomes effective, the Company shall deliver to the Holders a notice briefly describing such supplemental indenture. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture.

Governing Law

The Indenture and the 2026 Convertible Notes are governed by, and construed in accordance with, the laws of the State of New York.

Trustee

Wilmington Trust, National Association is the trustee under the Indenture governing the 2026 Convertible Notes.

SELLING STOCKHOLDERS

This prospectus relates to the resale by the Selling Stockholders from time to time of up to 11,936,453 shares of Common Stock (including 366,533 shares issuable upon exercise of warrants held by the Selling Stockholders) and 366,533 warrants. The Selling Stockholders may from time to time offer and sell any or all of the Common Stock and warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Stockholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Stockholders’ interest in the Common Stock or warrants other than through a public sale.

The following table sets forth, as of the date of this prospectus, the names of the Selling Stockholders, the aggregate number of shares of Common Stock and warrants beneficially owned, the aggregate number of shares of Common Stock and warrants that the Selling Stockholders may offer pursuant to this prospectus and the number of shares of Common Stock and warrants beneficially owned by the Selling Stockholders after the sale of the securities offered hereby. We have based percentage ownership on 126,945,723 shares of Common Stock outstanding as of December 27, 2022.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

We cannot advise you as to whether the Selling Stockholders will in fact sell any or all of such Common Stock or warrants. In addition, the Selling Stockholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Common Stock and warrants in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Stockholders will have sold all of the securities covered by this prospectus upon the completion of the offering.

Selling Stockholder information for each additional Selling Stockholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Stockholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Stockholder and the number of shares registered on its behalf. A Selling Stockholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”

	Shares Beneficially Owned Prior to the Offering		Shares Being Offered	Warrants Being Offered	Shares Beneficially Owned After the Offering
Name of Selling Stockholder	Shares	%(1)			Shares	%
BB Seller Hold Co, Inc.(2)	2,144,812	1.69%	2,144,812	—	—	—
Dr. Raluca Dinu(3)(6)(10)	1,375,990	1.08%	1,375,990	7,083	—	—
Dr. Avi S. Katz(3)(4)(5)(10)	1,375,990	1.08%	1,375,990	7,083	—	—
Oppenheimer & Co. Inc.†(7)(10)	1,100,096	*	1,100,096	66,560	—	—
William Blair & Company, L.L.C.†(8)	313,000	*	313,000	—	—	—
BMO Capital Markets Corp.†(9)	248,000	*	248,000	—	—	—
Dorothy D. Hayes(3)(12)	12,000	*	12,000	—	—	—
Brad Weightman(3)(10)(11)	26,616	*	26,616	833	—	—
Lynrock Lake LP(10)(13)(25)	1,814,360	1.43%	1,814,360	73,333	—	—
Greenhaven Road Capital Fund 2, LP(10)(14)(25)	416,924	*	416,924	19,177	—	—
Greenhaven Road Capital Fund 1, LP(10)(14)(25)	307,787	*	307,787	14,157	—	—

Meteora Special Opportunity Fund i, LP(15)(25)	694,710	*	694,710	3,333	—	—
BlackPoint LT Partners, LLC—Series Sponsor 1(10)(16)(25)	577,298	*	577,298	23,333	—	—
Shorefield Global Limited(10)(17)(25)	362,359	*	362,359	16,667	—	—
CPC Sponsor Opportunities I, LP(10)(18)(25)	197,485	*	197,485	9,083	—	—
CPC Sponsor Opportunities I (Parallel), LP(10)(18)(25)	164,873	*	164,873	7,583	—	—
Greentree Financial Group, Inc.(10)(19)(25)	82,474	*	82,474	3,334	—	—
John Dexheimer(10)(25)	41,234	*	41,234	1,667	—	—
Erik Thoresen–Roth(10)(20)(25)	164,946	*	164,946	6,667	—	—
Erik Thoresen–Individual(10)(25)	164,940	*	164,940	6,667	—	—
James and Kimberly Fanucchi Living Trust UTD November 12, 2007(10)(21)(25)	20,616	*	20,616	833	—	—
Randy M. Haykin & Patricia M. Haykin Trust(10)(22)(25)	41,234	*	41,234	1,667	—	—
Andrea Betti-Berutto(10)(25)	82,474	*	82,474	3,334	—	—
Don Errigo(10)(25)	82,474	*	82,474	3,334	—	—
Peter Wang(10)(25)	20,616	*	20,616	833	—	—
Gil Frostig(10)(25)	20,616	*	20,616	833	—	—
Manjeet Bavage(25)	20,616	*	20,616	833	—	—
Joseph and Nancy Lazzara Family Trust(10)(23)(25)	20,616	*	20,616	833	—	—
Anil Chaudhry(10)(25)	61,856	*	61,856	2,500	—	—
Ram Ofir(10)(25)	20,616	*	20,616	833	—	—
Enrico Saggese(10)(25)	41,234	*	41,234	1,667	—	—
Cavalry Fund I LP(10)(24)(25)	824,710	*	824,710	33,333	—	—
Neil Miotto(10)(25)	485,669	*	485,669	2,500	—	—

*	Less than 1%
†	Registered broker-dealer or affiliate of broker-dealer.
(1)	We have based percentage ownership on 126,945,723 shares of Common Stock outstanding as of December 27, 2022.
(2)

BB Seller Holdco is 100% owned by Brian C. Levy, the former Chief Product Officer. The business address for this entity is BB Seller Holdco, Inc., c/o Foundry General Counsel, 907 Shady Drive SE, Vienna, VA 22180.

(3)	The business address for this person is 1731 Embarcadero Road, Suite 200, Palo Alto, California 94303.
(4)	Dr. Katz is a member of our Board and co-founder of GigCapital4. Prior to the Closing of the Business Combination he served as a member and Executive Chairman of GigCapital4’s board of directors.
(5)

Includes 1,368,907 shares of Common Stock and 7,083 warrants for the purchase of shares of Common Stock (and the 7,083 shares of Common Stock into which these warrants are exercisable) that were distributed by the Sponsor to Dr. Katz. 1,347,657 shares of Common Stock were acquired by the Sponsor in connection with the formation of GigCapital4 for approximately $0.0027927 per share, and 21,250 shares of Common Stock and 7,083 warrants for the purchase of shares of Common Stock were acquired by the Sponsor in connection with the closing of GigCapital4’s initial public offering in a private placement of units containing one share of Common Stock and one-third of a warrant for a purchase price of $10.00 per unit.

(6)

Includes 1,368,907 shares of Common Stock and 7,083 warrants for the purchase of shares of Common Stock (and the 7,083 shares of Common Stock into which these warrants are exercisable) that were distributed by the Sponsor to Dr. Dinu. 1,347,657 shares of Common Stock were acquired by the Sponsor in connection with the formation of GigCapital4 for approximately $0.0027927 per share, and 21,250 shares of Common Stock and 7,083 warrants for the purchase of shares of Common Stock were acquired by the Sponsor in connection with the closing of GigCapital4’s initial public offering in a private placement of units containing one share of Common Stock and one-third of a warrant for a purchase price of $10.00 per unit. Dr. Dinu is a member of our Board and co-founder of GigCapital4. Prior to the Closing of the Business Combination, she served as a member of the board of directors, President, Chief Executive Officer and Secretary of GigCapital4.

(7)

The business address for this entity is 85 Broad Street, New York, New York 10004. Oppenheimer & Co. Inc. (“Oppenheimer”) served as an underwriter in our predecessor’s initial public offering and entered into that certain Unit Purchase Agreement dated February 9, 2021 by and among the Company, Nomura Securities International, Inc. and Oppenheimer through which Oppenheimer purchased 199,680 private units at a combined fair market value of $10.00 per unit; each unit consisting of one share of common stock of the Company and one-third of one warrant, each whole warrant exercisable to purchase one share of Common Stock. In addition, Oppenheimer received 833,856 additional shares of Common Stock as compensation for investment banking services rendered to our predecessor pursuant to the Payment Agreements (defined below). At the time of grant, the Common Stock had a grant date value of $10.00 per share.

(8)

The business address for this entity is 150 N. Riverside Plaza, 43rd Floor, Chicago, Illinois 60606. William Blair & Company, L.L.C. received 313,000 shares of Common Stock as compensation for investment banking services rendered to our predecessor pursuant to the Payment Agreements (defined below). At the time of grant, the Common Stock had a grant date value of $10.00 per share.

(9)

The business address for this entity is 151 West 42nd Street, 32nd Floor, New York, New York 10036. BMO Capital Markets Corp. received 248,000 shares of Common Stock as compensation for investment banking services rendered to our predecessor pursuant to the Payment Agreements (defined below). At the time of grant, the Common Stock had a grant date value of $10.00 per share.

(10)	Includes shares of Common Stock underlying warrants that are exercisable within 60 days.
(11)

Mr. Weightman was the Chief Financial Officer of GigCapital4 prior to the Closing of the Business Combination. Includes 6,000 shares of Common Stock held by Mr. Weightman which were transferred as consideration for services rendered to our predecessor and had a grant date value of approximately $10.03 per share. The remaining shares of Common Stock and the warrants for the purchase of shares of Common Stock (and the shares of Common Stock into which these warrants are exercisable) were distributed by the Sponsor to Mr. Weightman. 17,283 shares of Common Stock were acquired by the Sponsor in connection with the formation of GigCapital4 for approximately $0.0027927 per share, and 2,500 shares of Common Stock and 833 warrants for the purchase of shares of Common Stock were acquired by the Sponsor in connection with the closing of GigCapital4’s initial public offering in a private placement of units containing one share of Common Stock and one-third of a warrant for a purchase price of $10.00 per unit.

(12)

Ms. Hayes is a member of our Board and was a member of the board of directors of GigCapital4 prior to the Closing of the Business Combination. The Common Stock held by Ms. Hayes were transferred as consideration for services rendered to our predecessor and had a grant date value of $10.03 per share.

(13)

Shares held by Lynrock Lake Master Fund LP. Lynrock Lake LP is the investment manager of Lynrock Lake Master Fund LP, and pursuant to an investment management agreement, Lynrock Lake LP has been delegated full voting and investment power over the shares held by Lynrock Lake Master Fund LP. Cynthia Paul, the Chief Investment Officer of Lynrock Lake LP and Sole Member of Lynrock Lake Partners LLC, the general partner of Lynrock Lake LP, may be deemed to exercise voting and investment power over the shares held by Lynrock Lake Master Fund LP. The address of the foregoing entities is c/o Lynrock Lake LP, 2 International Drive, Suite 130, Rye Brook, New York 10573.

(14)

Greenhaven Road Investment Management, LP, the authorized agent of Greenhaven Road Capital Fund 1, LP (“Fund 1”) and Greenhaven Road Capital Fund 2, LP (“Fund 2”), has discretionary authority to vote and dispose of the shares held by Fund 1 and Fund 2 and may be deemed to be the beneficial owner of these shares. Scott Stewart Miller, in his capacity as investment manager of Greenhaven Road Investment Management, LP, may be deemed to have investment discretion and voting power over the shares held by Fund 1 and Fund 2. Fund 1, Fund 2, and Mr. Miller disclaim any beneficial ownership of these shares. The address of the foregoing individual and entities is 8 Sound Shore Drive, Suite 190, Greenwich, Connecticut 06830.

(15)

Voting and investment power over the shares held by Meteora Special Opportunity Fund i, LP resides with its investment manager, Meteora Capital, LLC (“Meteora Capital”). Mr. Vikas Mittal (“Mr. Mittal”) serves as the Managing Member of Meteora Capital and may be deemed to be the beneficial owner of the shares held by such entity. Mr. Mittal, however, disclaims any beneficial ownership of the shares held by such entities. The address of the foregoing individual and entities is c/o Meteora Capital, LLC, 840 Park Dr E, Boca Raton, Florida 33432.

(16)

SkyView Investment Advisors, LLC, the authorized agent of BlackPoint LT Partners, LLC – Series Sponsor 1 has discretionary authority to vote and dispose of the shares held by BlackPoint LT Partners, LLC Series Sponsor and may be deemed to be the beneficial owner of these shares. William Carroll and Chris Turi, in their capacity as investment managers of SkyView Investment Advisors, LLC, may be deemed to have investment discretion and voting power over the shares held by BlackPoint LT Partners, LLC Series Sponsor. BlackPoint LT Partners, LLC – Series Sponsor 1, Mr. Carroll and Mr. Turi disclaim any beneficial ownership of these shares. The address of the foregoing individuals and entities is 595 Shrewsbury Ave, Suite 203, Shresbury, New Jersey 07702.

(17)

Stephen King, in his capacity as sole director of Shorefield Global Limited, may be deemed to have investment discretion and voting power over the shares held by Shorefield Global Limited. The address of the individual and entity is 22/F Lyndhurst Tower, 1 Lyndhurst Terrace, Central Hong Kong.

(18)

Carnegie Park Capital LLC (“CPC”) is the investment manager for each of CPC Sponsor Opportunities I, LP and CPC Sponsor Opportunities I (Parallel), LP (collectively, the “CPC Funds”). Mr. Edward T. Chen (“Mr. Chen”) serves as the Managing Partner of CPC and exercises sole voting and dispositive power over the shares owned by the CPC Funds. Accordingly, Mr. Chen may be deemed to beneficially own the shares owned by the CPC Funds. However, Mr. Chen disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest Mr. Chen may have therein, directly or indirectly. The address of the foregoing individual and entities is c/o Carnegie Park Capital LLC, 200 East 94th Street, Suite 2109, New York, New York 10128.

(19)

Greentree Financial Group, Inc., the authorized agent of Greentree, has discretionary authority to vote and dispose of the shares held by GreenTree and may be deemed to be the beneficial owner of these shares. Chris Cottone, in his capacity as investment manager of Greentree Financial Group, Inc., may be deemed to have investment discretion and voting power over the shares held by Greentree. GreenTree and Mr. Cottone disclaim any beneficial ownership of these shares. The address of the foregoing individuals and entities is 7951 S.W. 6th Street, Suite 216, Plantation, Florida 33324.

(20)

Millennium Trust Company, LLC, in its capacity as Custodian, FBO Erik Thorensen Roth IRA XXXX12921, may be deemed to have investment discretion and voting power over the shares held by the Erik Thorensen Roth IRA XXXX12921. Millennium Trust Company, LLC disclaims any beneficial ownership of these shares. The address of the Erik Thorensen Roth IRA XXXX12921 is 2001 Spring Road, Suite 700, Oak Brook, Illinois 60523.

(21)

James Fanucchi, in his capacity as trustee of the James & Kimberly Fanucchi Living Trust UTD November 12, 2007, may be deemed to have investment discretion and voting power over the shares held by the James & Kimberly Fanucchi Living Trust UTD November 12, 2007. The address of the James & Kimberly Fanucchi Living Trust UTD November 12, 2007 is 12123 Brookglen Dr., Saratoga, California 95070.

(22)

Randy M. Haykin, in his capacity as trustee of the Randy M. Haykin & Patricia M. Haykin Trust, may be deemed to have investment discretion and voting power over the shares held by the Randy M. Haykin & Patricia M. Haykin Trust. The address of the Randy M. Haykin & Patricia M. Haykin Trust is 7908 Paragon Circle, Pleasanton, California 94588.

(23)

Joseph J. Lazzara, in his capacity as trustee of the Joseph & Nancy Lazzara Family Trust, may be deemed to have investment discretion and voting power over the shares held by the Joseph & Nancy Lazzara Family Trust. The address of the Joseph & Nancy Lazzara Family Trust is 1406 Saint Kitty Lane, Foster City, California 94404.

(24)

Voting and investment power over the shares held by Cavalry Fund I LP resides with Thomas Walsh (“Mr. Walsh”), the Manager of Cavalry Fund I LP. Mr. Walsh may be deemed to be the beneficial owner of the shares held by such entity. Mr. Walsh, however, disclaims any beneficial ownership of the shares held by such entity. The address of the foregoing individual and entities is c/o Cavalry Fund I LP, 61 Kinderkamack Rd., Woodcliff Lake, New Jersey 07677.

(25)

The shares of Common Stock and the warrants for the purchase of shares of Common Stock (and the shares of Common Stock into which these warrants are exercisable) were distributed by the Sponsor to its members. Such shares and warrants were acquired by the Sponsor in connection with the closing of GigCapital4’s initial public offering in a private placement of units containing one share of Common Stock and one-third of a warrant for a purchase price of $10.00 per unit. The Sponsor also distributed the shares of Common Stock acquired by it in connection with the formation of GigCapital4 for approximately $0.0027927 per share.

SELLING NOTEHOLDERS

The following table sets forth the names of the Selling Noteholders, the aggregate principal amount of 2026 Convertible Notes held by each Selling Noteholder, the amount of 2026 Convertible Notes that may be sold by each Selling Noteholder under this prospectus, the number of shares of Common Stock issuable upon conversion or payment of interest with respect to the 2026 Convertible Notes and that may be sold by each Selling Noteholder under this prospectus and the number of 2026 Convertible Notes and shares of common stock underlying the 2026 Convertible Notes that each Selling Noteholder will beneficially own after this offering. For purposes of the table below, we have assumed that (i) after termination of this offering none of the 2026 Convertible Notes or the shares of Common Stock issuable upon the conversion of the 2026 Convertible Notes and covered by this prospectus will be beneficially owned by the Selling Noteholders and (ii) the Selling Noteholders will not acquire beneficial ownership of any additional securities during the offering. In addition, we assume that the Selling Noteholders have not sold, transferred or otherwise disposed of, our securities in transactions exempt from the registration requirements of the Securities Act. When we refer to the “Selling Noteholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Noteholders’ interest in the 2026 Convertible Notes or shares of Common Stock issuable upon conversion of the 2026 Convertible Notes other than through a public sale.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable. All of the 2026 Convertible Notes were sold by the Company for an aggregate purchase price equal to 100.00% of the principal amount.

The Selling Noteholders may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”

Name of Selling Noteholder	2026 Convertible Notes Beneficially Owned Prior to this Offering		Principal Amount of 2026 Convertible Notes to be sold in this offering	Maximum Shares of Common Stock Issuable Upon Conversion of the Principal Amount of 2026 Convertible Notes That May be Sold (1)	2026 Convertible Notes Beneficially Owned After this Offering
	Principal Amount of 2026 Convertible Notes	%
Bancroft Fund Ltd.(2)	$2,000,000.00	1.00%	$2,000,000.00	235,172	—
Capital Ventures International(3)	$1,500,000	0.75%	$1,500,000	176,379	—
DBSO TRG Fund (A) L.P.(4)	$1,374,000.00	0.69%	$1,374,000.00	161,563	—
Drawbridge Special Opportunities Fund LP(5)	$28,626,000.00	14.31%	$28,626,000.00	3,366,025	—
Drawbridge Special Opportunities Fund Ltd.(6)	$5,095,000.00	2.55%	$5,095,000.00	599,102	—
Ellsworth Growth & Income Fund Ltd. (7)	$2,000,000.00	1.00%	$2,000,000.00	235,172	—
Fortress Vintage Securities Fund L.P.(8)	$2,405,000.00	1.20%	$2,405,000.00	282,795	—
Gabelli Convertible & Income Securities Fund(9)	$1,000,000.00	0.50%	$1,000,000.00	117,586	—
Highbridge Capital Management, LLC(10)	$41,520,000.00	20.76%	$41,520,000.00	4,882,183	—
Intrepid Income Fund(11)	$4,000,000.00	2.00%	$4,000,000.00	470,345	—
LMR CCSA Master Fund Limited(12)	$5,000,000.00	2.50%	$5,000,000.00	587,931	—
LMR Master Fund Limited(13)	$5,000,000.00	2.50%	$5,000,000.00	587,931	—
Marathon Blue Grass Credit Fund LP(14)	$9,403,000.00	4.70%	$9,403,000.00	1,105,663	—
Marathon Centre Street Partnership LP(15)	$25,956,000.00	12.98%	$25,956,000.00	3,052,070	—
Osterweis Growth and Income Fund(16)	$650,000.00	0.33%	$650,000.00	76,431	—
Osterweis Strategic Income Fund(17)	$28,350,000.00	14.18%	$28,350,000.00	3,333,571	—
Polar Capital Funds—Global Absolute Return Fund(18)	$2,060,000.00	1.03%	$2,060,000.00	242,227	—
Polar Capital Funds PLC—Global Convertible Fund(19)	$8,440,000.00	4.22%	$8,440,000.00	992,428	—
Acasta Global Master Fund(20)	$11,150,000.00	5.58%	$11,150,000.00	1,311,087	—
Riva Ridge Master Fund, Ltd.(21)	$2,165,000.00	1.08%	$2,165,000.00	254,574	—
TRS Credit Fund LP(22)	$11,141,000.00	5.57%	$11,141,000.00	1,310,028	—

(1)

Calculated based on a conversion rate of 117.5863 shares of common stock per $1,000 principal amount of 2026 Convertible Notes. The initial conversion rate is of the 2026 Convertible Notes is 86.9565 shares of Common Stock per $1,000 principal amount of the 2026 Convertible Notes, which may be adjusted to up to 117.5863 per $1,000 principal amount of the 2026 Convertible Notes. The 2026 Convertible Notes are initially convertible into 17,391,304 shares of Common Stock, which may be increased to up to 23,709,503 in certain circumstances as more fully described in this Registration Statement.

(2)

Gabelli Funds, LLC (“Gabelli Funds”), a wholly owned subsidiary of GAMCO Investors, Inc. (“GBL”), is a limited liability company and an investment adviser registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Gabelli Funds provides advisory services for Bancroft Fund Ltd., a registered investment company. The business address of each of the foregoing entities is One Corporate Center, Rye, New York 10580.

(3)

Susquehanna Advisors Group, Inc., the authorized agent of Capital Ventures International (“CVI”), has discretionary authority to vote and dispose of the 2026 Convertible Notes held by CVI and may be deemed to be the beneficial owner of these 2026 Convertible Notes. Michael Ferry may also be deemed to have investment discretion and voting power over the 2026 Convertible Notes held by CVI through Susquehanna Advisors Group, Inc. Mr. Ferry disclaims any such beneficial ownership of the 2026 Convertible Notes. The business address for Capital Ventures International is P.O. Box 897, Windward 1, Regatta Office Park, West Bay Road, Grand Cayman, KY1-1103, Cayman Islands. The business address of Susquehanna Advisors Group, Inc. and Michael Ferry is 401 E. City Ave, Suite 220, Bala Cynwyd, Pennsylvania 19004.

(4)

DBSO TRG Fund(A) Advisors LLC (“TRG Advisors”), is the investment manager of DBSO TRG Fund(A) L.P. (“TRG”), and TRG’s general partner is DBSO TRG Fund(A) GP LLC (“TRG GP”). As the Co-Chief Investment Officers of TRG Advisors and TRG GP, each of Peter L. Briger, Jr., Dean Dakolias, Drew McKnight and Joshua Pack participates in the voting and investment decisions with respect to the 2026 Convertible Notes held by TRG, but each of them disclaims beneficial ownership thereof. The business address of each of the foregoing entities and persons is 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.

(5)

Drawbridge Special Opportunities Advisors LLC, a Delaware limited liability company (“DBSO Advisors”), is the investment manager of Drawbridge Special Opportunities Fund LP (“DBSO”). As the Co-Chief Investment Officers of DBSO Advisors, each of Peter L. Briger, Jr., Dean Dakolias, Drew McKnight and Joshua Pack participates in the voting and investment decisions with respect to the 2026 Convertible Notes held by DBSO, but each of them disclaims beneficial ownership thereof. The business address of each of the foregoing entities and persons is 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.

(6)

Drawbridge Special Opportunities Advisors LLC, a Delaware limited liability company (“DBSO Advisors”), is the investment manager of Drawbridge Special Opportunities Fund Ltd. (“DBSO Ltd”). As the Co-Chief Investment Officers of DBSO Advisors, each of Peter L. Briger, Jr., Dean Dakolias, Drew McKnight and Joshua Pack participates in the voting and investment decisions with respect to the 2026 Convertible Notes held by DBSO Ltd, but each of them disclaims beneficial ownership thereof. The business address of each of the foregoing entities and persons is 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.

(7)

Gabelli Funds, a wholly owned subsidiary of GBL, is a limited liability company and an investment adviser registered under the Advisers Act. Gabelli Funds provides advisory services for Ellsworth Growth & Income Fund Ltd., a registered investment company. The business address of each of the foregoing entities is One Corporate Center, Rye, New York 10580.

(8)

Fortress Vintage Securities Fund Advisors LLC (“Vintage Advisors”), is the investment manager of Fortress Vintage Securities Fund LP (“Vintage”) and Fortress Vintage Securities Fund GP LLC (“Vintage GP”) is the general partner of Vintage. As the Co-Chief Investment Officers of Vintage Advisors and Vintage GP, each of Peter L. Briger, Jr., Dean Dakolias, Drew McKnight and Joshua Pack participates in the voting and investment decisions with respect to the 2026 Convertible Notes held by Vintage, but each of them disclaims beneficial ownership thereof. The business address of each of the foregoing entities and persons is 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.

(9)

Gabelli Funds, a wholly owned subsidiary of GBL, is a limited liability company and an investment adviser registered under the Advisers Act. Gabelli Funds provides advisory services for Gabelli Convertible and Income Securities Fund, a registered investment company. The business address of each of the foregoing entities is One Corporate Center, Rye, New York 10580.

(10)

Ownership of the 2026 Convertible Notes before the offering includes(i) $11,335,000 aggregate principal amount of 2026 Convertible Notes held by Highbridge SPAC Opportunity Fund, L.P. (“SOF”) and (ii) $30,185,000 aggregate principal amount of 2026 Convertible Notes held by Highbridge Tactical Credit Master Fund, L.P. (“TCF” and, together with SOF, the “Highbridge Funds”). Highbridge Capital Management, LLC (“HCM”), the trading manager of the Highbridge Funds, may be deemed to be the beneficial owner of the 2026 Convertible Notes (and the shares of Common Stock into which such 2026 Convertible Notes may convert) held by the Highbridge Funds. Jonathan Segal and Jason Hempel are responsible for the investment and voting decisions made by HCM with respect to the 2026 Convertible Notes (and the shares of Common Stock into which such 2026 Convertible Notes may convert) held by the Highbridge Funds. The Highbridge Funds and the foregoing individuals disclaim any beneficial ownership of these securities. The business address of HCM is 277 Park Avenue, 23rd Floor, New York, New York 10172 and the business address of the Highbridge Funds is c/o HedgeServ (Cayman) Ltd., Cricket Square, Floor 6, George Town, Grand Cayman KY1-1104, Cayman Islands.

(11)

Investment decisions for Intrepid Income Fund regarding the 2026 Convertible Notes listed above are made by its Vice President and Portfolio Manager, Mr. Hunter Hayes. The address of Intrepid Income Fund and Mr. Hunter Hayes is 1400 March Landing Parkway, Suite 106, Jacksonville Beach, Florida 32250.

(12)

LMR Partners LLP (“LMR Partners”) is the investment manager of LMR CCSA Master Fund Limited and LMR Master Fund Limited (together, the “LMR Securityholders”). Vincent Olekhnovitch is a portfolio manager of LMR Partners, and Pearse Griffith, Benjamin Levine, Torsten de Santos and Mark Eberle are directors of the LMR Securityholders, and, accordingly, they have shared voting and dispositive power of the 2026 Convertible Notes held by the LMR Securityholders. The address of LMR Partners is 9th Floor, Devonshire House, 1 Mayfair Place, London W1J 8AJ, United Kingdom. The address of the LMR Securityholders is P.O. Box 309, Ugland House, George Town, Grand Cayman KY1-1104 Cayman Islands.

(13)

LMR Partners is the investment manager of the LMR Securityholders. Vincent Olekhnovitch is a portfolio manager of LMR Partners, and Pearse Griffith, Benjamin Levine, Torsten de Santos and Mark Eberle are directors of the LMR Securityholders, and, accordingly, they have shared voting and dispositive power of the 2026 Convertible Notes held by the LMR Securityholders. The address of LMR Partners is 9th Floor, Devonshire House, 1 Mayfair Place, London W1J 8AJ, United Kingdom. The address of the LMR Securityholders is P.O. Box 309, Ugland House, George Town, Grand Cayman KY1-1104 Cayman Islands.

(14)

Marathon Asset Management, L.P. is the manager of Marathon Blue Grass Credit Fund LP. The general partner of Marathon Asset Management, L.P. is Marathon Asset Management GP, L.L.C. Bruce Richards and Louis Hanover are the managing members of Marathon Asset Management GP, L.L.C.; however, this shall not be deemed to be an admission that any of the foregoing entities nor Messrs. Richards or Hanover are the beneficial owner of the 2026 Convertible Notes reported herein for purposes of Section 13 of the Securities Exchange Act of 1934, or for any other purpose. The business address of the foregoing persons and entities is One Bryant Park, 38th Floor, New York, New York 10036.

(15)

Marathon Asset Management, L.P. is the manager of Marathon Centre Street Partnership LP. The general partner of Marathon Asset Management, L.P. is Marathon Asset Management GP, L.L.C. Bruce Richards and Louis Hanover are the managing members of Marathon Asset Management GP, L.L.C.; however, this shall not be deemed to be an admission that any of the foregoing entities nor Messrs. Richards or Hanover are the beneficial owner of the 2026 Convertible Notes reported herein for purposes of Section 13 of the Securities Exchange Act of 1934, or for any other purpose. The business address of the foregoing persons and entities is One Bryant Park, 38th Floor, New York, New York 10036.

(16)

Carl Kaufman, the co-lead Portfolio Manager and Managing Director of Fixed Income of the investment manager, has voting or investment power over the 2026 Convertible Notes reported herein that are held by this entity. John Osterweis is also co-lead Portfolio Manager. Mr. Kaufman and Mr. Osterweis each disclaim beneficial ownership in the 2026 Convertible Notes reported herein except to the extent of his pecuniary interest therein. The principal business address of the forgoing persons and entities is c/o Osterweis Capital Management, 1 Maritime Plaza, Suite 800, San Francisco, California 94111.
(17)

Carl Kaufman, the lead Portfolio Manager and Managing Director of Fixed Income of the investment manager, has voting or investment power over the 2026 Convertible Notes reported herein that are held by this entity. Mr. Kaufman disclaims beneficial ownership in the 2026 Convertible Notes reported herein except to the extent of his pecuniary interest therein. The principal business address of the forgoing person and entities is c/o Osterweis Capital Management, 1 Maritime Plaza, Suite 800, San Francisco, California 94111.

(18)

Voting and investment power over the 2026 Convertible Notes resides with this entity’s investment manager, Polar Capital LLP, an FCA and SEC regulated fund manager/investment advisor. Polar Capital Partners Limited is the controlling partner of Polar Capital LLP. Polar Capital Partners Limited is 100% owned by Polar Capital Holdings Plc, a listed LSE AIM holding company. Certain directors/employees are beneficial owners of Polar Capital Holdings plc but each such individual disclaims any beneficial ownership of the reported 2026 Convertible Notes, other than to the extent they may or may not hold 2026 Convertible Notes directly of the Polar Capital Funds plc Global Absolute Return Fund. The address for the investment manager is 16 Palace Street, London, United Kingdom, SW1E 5JD.

(19)

Voting and investment power over the 2026 Convertible Notes resides with this entity’s investment manager, Polar Capital LLP, an FCA and SEC regulated fund manager/investment advisor. Polar Capital Partners Limited is the controlling partner of Polar Capital LLP. Polar Capital Partners Limited is 100% owned by Polar Capital Holdings Plc, a listed LSE AIM holding company. Certain directors/employees are beneficial owners of Polar Capital Holdings plc but each such individual disclaims any beneficial ownership of the reported 2026 Convertible Notes, other than to the extent they may or may not hold 2026 Convertible Notes directly of the Polar Capital Funds plc Global Convertible Fund. The address for the investment manager is 16 Palace Street, London, United Kingdom, SW1E 5JD.

(20)

Acasta Global Master Fund was previously known as Polygon Convertible Opportunity Master Fund, but underwent a name change effective as of March 1, 2022. The 2026 Convertible Notes listed above are held directly by Acasta Global Master Fund. TFG Asset Management L.P. TFG Asset Management US LP (previously known as Polygon Global Partners LP), TFG Asset Management UK LLP (previously known as Polygon Global Partners LLP) and TFG Asset Management GP Ltd. (previously known as Polygon Management Ltd.) have voting and dispositive power over the 2026 Convertible Notes held by the Acasta Global Master Fund. Patrick G. G. Dear and Reade E. Griffith control TFG Asset Management L.P., TFG Asset Management US LP, TFG Asset Management UK LLP and TFG Asset Management GP Ltd. The business address of Acasta Global Master Fund, TFG Asset Management GP Ltd. and TFG Asset Management L.P. is P.O. Box 309, Ugland House, Grand Cayman, KYl-1104 Cayman Islands. The business address of TFG Asset Management US LP is 399 Park Avenue, 22nd Floor, New York, New York 10022. The business address of TFG Asset Management UK LLP and Messrs. Dear and Griffith is c/o TFG Asset Management UK LLP, 4 Sloane Terrace, London, SW1X9DQ, United Kingdom.

(21)

Stephen Golden has voting and investment power over the securities as the Managing Member of Riva Ridge Master Fund, Ltd. The business address of Riva Ridge Master Fund, Ltd. is 55th Fifth Avenue, 18th Floor, New York, New York 10003.

(22)

Marathon Asset Management, L.P. is the manager of TRS Credit Fund LP. The general partner of Marathon Asset Management, L.P. is Marathon Asset Management GP, L.L.C. Bruce Richards and Louis Hanover are the managing members of Marathon Asset Management GP, L.L.C.; however, this shall not be deemed to be an admission that any of the foregoing entities nor Messrs. Richards or Hanover are the beneficial owner of the 2026 Convertible Notes reported herein for purposes of Section 13 of the Securities Exchange Act of 1934, or for any other purpose. The business address of the foregoing persons and entities is One Bryant Park, 38th Floor, New York, New York 10036.

PLAN OF DISTRIBUTION

The Selling Securityholders, which, as used herein, includes their permitted transferees, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock and/or warrants on NYSE or any other stock exchange, market or trading facility on which such securities are traded or in private transactions. In addition, the Selling Noteholders, which, as used herein, includes their permitted transferees, may, from time to time, sell, transfer or otherwise dispose of any or all of their 2026 Convertible Notes on any market or trading facility on which such securities are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

The Selling Stockholders and Selling Noteholders may use any one or more of the following methods when disposing of their shares of our Common Stock, our warrants and/or our 2026 Convertible Notes:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	in underwritten transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price;

•	distribution to members, limited partners or stockholders of Selling Stockholders;

•	“at the market” or through market makers or into an existing market for the shares;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholders and Selling Noteholders may, from time to time, pledge or grant a security interest in some or all of the shares of our Common Stock, our warrants or our 2026 Convertible Notes owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell their shares, warrants or 2026 Convertible Notes, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b) or other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Securityholders also may transfer their securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Common Stock, warrants, 2026 Convertible Notes or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our securities in the course of hedging the positions they assume. The Selling Securityholders may also sell their securities short and deliver these securities to close out their short positions, or loan or pledge such securities to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Securityholders from the sale of our Common Stock, warrants or 2026 Convertible Notes offered by them will be the purchase price less discounts or commissions, if any. The Selling Securityholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of our Common Stock, warrants or 2026 Convertible Notes to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Securityholders.

The Selling Securityholders also may in the future resell a portion of our Common Stock, warrants or 2026 Convertible Notes in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of our Common Stock, warrants or 2026 Convertible Notes or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of our Common Stock, warrants or 2026 Convertible Notes may be underwriting discounts and commissions under the Securities Act. If any selling security holder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the selling security holder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Stockholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, our Common Stock, warrants or 2026 Convertible Notes to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the prospectus that includes this prospectus.

To facilitate an offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We have agreed to maintain the effectiveness of this prospectus until all such securities have been sold under this prospectus or Rule 144 under the Securities Act or are no longer outstanding. We are required to pay all fees and expenses incident to the registration of the shares of our Common Stock, warrants or 2026 Convertible Notes to be offered and sold pursuant to this prospectus. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of our Common Stock or warrants.

The Selling Securityholders may use this prospectus in connection with resales of our Common Stock, warrants or 2026 Convertible Notes. This prospectus and any accompanying prospectus supplement will identify the Selling Securityholders, the terms of our Common Stock, warrants or 2026 Convertible Notes and any material relationships between us and the Selling Securityholders. The Selling Securityholders may be deemed to be underwriters under the Securities Act in connection with our Common Stock, warrants or 2026 Convertible Notes they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the Selling Securityholders will receive all the net proceeds from the resale of our Common Stock, warrants or 2026 Convertible Notes.

A Selling Securityholder that is an entity may elect to make an in-kind distribution of Common Stock, warrants or 2026 Convertible Notes to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or stockholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradable Common Stock, warrants or 2026 Convertible Notes pursuant to the distribution through a registration statement.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Kirkland & Ellis LLP, New York, New York and Ballard Spahr LLP, Baltimore, Maryland.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance of the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3, including exhibits, under the Securities Act of 1933, as amended, with respect to the Common Stock offered by this prospectus. This prospectus does not contain all of the information included or incorporated by reference in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits or the exhibits to the reports or other documents incorporated by reference into this prospectus.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at http://www.sec.gov. We also maintain a website at https://ir.bigbear.ai. where you may access these materials free of charge. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only. If you would like additional copies of this prospectus, you should contact us at the following address and telephone number:

BigBear.ai Holdings, Inc.

6811 Benjamin Franklin Drive, Suite 200

Columbia, Maryland 21046

(410) 312-0885

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings, including all filings made after the date of the filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement, made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC, which is not deemed filed and not incorporated in this prospectus, until the termination of the offering of securities described in the applicable prospectus supplement. We hereby incorporate by reference the following documents:

•	our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on March 31, 2022;

•	our Amendment to our Annual Report on Form 10-K/A for the year ended December 31, 2021, as filed with the SEC on April 29, 2022;

•

our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022, June 30, 2022 and September 30, 2022 as filed with the SEC on May  12, 2022, August  12, 2022 and November 10, 2022, respectively;

•

our Current Reports on Form 8-K filed with the SEC on February  23, 2022, June  2, 2022, June  23, 2022, August  9, 2022, September  1, 2022, September  20, 2022, October  11, 2022, November  21, 2022 and December 23, 2022 (excluding any information furnished but not filed in such reports under Item 2.02, Item 7.01, or Item 9.01);

•

the description of our securities contained in our Registration Statement on Form S-1, as filed with the SEC on December 23, 2021, including any amendment or report filed for the purpose of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

BigBear.ai Holdings, Inc.

6811 Benjamin Franklin Drive, Suite 200

Columbia, Maryland 21046

(410) 312-0885

Copies of these filings are also available, without charge, on the SEC’s website at http://www.sec.gov and on our website at https://ir.bigbear.ai as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not a part of this prospectus and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the shares of Common Stock previously registered.

Securities and Exchange Commission registration fee	$124,098	(1)
Accounting fees and expenses	95,000
Legal fees and expenses	150,000
Financial printing and miscellaneous expenses	180,000

Total	$549,098

(1)	Previously paid.

Item 15. Indemnification of Directors and Officers.

We are incorporated under the laws of the State of Delaware. Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.

Our charter provides that our directors shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL, as amended. Our bylaws provide for indemnification of our directors and officers to the maximum extent permitted by the DGCL.

BigBear.ai Intermediate Holdings, LLC and BigBear.ai, LLC are organized under the laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The Amended and Restated Limited Liability Company Agreements of BigBear.ai Intermediate Holdings, LLC and BigBear.ai, LLC provide for the indemnification of any member, manager or officer to the fullest extent permitted by the Delaware Limited Liability Company Act, except that neither entity will indemnify a member, manager or officer if the damage, loss or liability arises from such member, manager or officer’s fraud, gross negligence, willful misconduct, intentional and material breach of the respective entity’s limited liability company agreement or any other agreement between such member, manager or officer and the respective entity, or, in the case of a criminal matter, knowingly unlawful action.

BigBear.ai Federal, LLC is organized under the laws of the State of Maryland. Maryland law allows a limited liability company to indemnify and hold harmless any member, agent, or employee from and against any and all claims and demands, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness. The Amended and Restated Operating Agreement, as amended, of BigBear Federal, LLC provides for the indemnification of any member, manager or officer to the fullest extent permitted by the Maryland Limited Liability Company Act, except that the entity will not indemnify a member, manager or officer if the damage, loss or liability arises from such member, manager or officer’s fraud, gross negligence, willful misconduct, intentional and material breach of the entity’s operating agreement or any other agreement between such member, manager or officer and the entity or, in the case of a criminal matter, knowingly unlawful action.

ProModel, LLC is organized under the laws of the Commonwealth of Pennsylvania. The Pennsylvania Uniform Limited Liability Company Act of 2016, (“PULLCA”) provides that a limited liability company will indemnify and hold harmless a person with respect to any claim or demand against the person and any debt, obligation or other liability incurred by the person by reason of the person’s former or present capacity as a member or manager, if the claim, demand, debt, obligation or other liability does not arise from the person’s breach of certain sections of the PULLCA relating to limitations on distributions, management of the limited liability company, and standards of conduct for members and managers. The PULLCA further provides that indemnification under the PULLCA may not be made in any case where the act giving rise to the claim for indemnification is determined by a court to constitute recklessness, willful misconduct or a knowing violation of law. The Limited Liability Company Agreement of ProModel, LLC, or the Agreement, provides that, to the fullest extent permitted by law, the company will indemnify and hold harmless each covered person (as defined in the Agreement) from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the covered person may be involved, or threatened to be involved, as a party or otherwise, by reason of its management of the affairs of the company or which relates to or arises out of the company or its property, business or affairs. The Agreement further provides that a covered person will not be entitled to indemnification under the Agreement with respect to any claim with respect to which such covered person has engaged in fraud, willful misconduct, bad faith or gross negligence or any claim initiated by such covered person unless such claim (or part thereof) was brought to enforce such covered person’s rights to indemnification under the Agreement or was authorized or consented to by the member. The Agreement also provides that none of the covered persons will be liable to the company or any other person for certain acts or omissions taken or omitted by a covered person in the reasonable belief that any such act or omission is in or is not contrary to the best interests of the company and is within the scope of authority granted to such covered person by the Agreement, provided such act or omission does not constitute fraud, willful misconduct, bad faith, or gross negligence.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 16. Exhibits and Financial Statement Schedules.

The following exhibits are filed as part of this registration statement:

Exhibit	Description

2.1†	Agreement and Plan of Merger, dated as of June 4, 2021, as amended by the Amendment to Merger Agreement, dated August 6, 2021, by and among GigCapital4, Inc., GigCapital4 Merger Sub Corporation, BigBear.ai Holdings, LLC and BBAI Ultimate Holdings, LLC (incorporated by referenced to Annex A to the definitive Proxy Statement filed by GigCapital4, Inc. on November 5, 2021).

2.2	Amendment No. 2 to Merger Agreement, dated as of November 29, 2021 (incorporated by reference to Exhibit 10.1 filed on the Company’s Current Report on Form 8-K, filed by GigCapital4, Inc. on November 30, 2021 and on Exhibit 2.2 to BigBear.ai Holdings, Inc.’s Form 8-K filed on December 13, 2021, respectively).

4.1	Warrant Agreement, dated as of February 8, 2021, between Continental Stock Transfer & Trust Company and the GigCapital4, Inc. (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by GigCapital4, Inc. on February 12, 2021).

4.2	Indenture, dated December 7, 2021, between Wilmington Trust, National Association and GigCapital4, Inc., relating to the 6.00% Convertible Notes due 2026 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by BigBear.ai Holdings, Inc. on December 13, 2021).

4.3	Form of 2026 Convertible Note (included in Exhibit 4.2).

4.4	First Supplemental Indenture, dated June 6, 2022 among BigBear.ai Holdings, Inc., ProModel Corporation and Wilmington Trust, National Association (incorporated by reference to Exhibit 4.4 to the Post-Effective Amendment No. 1 to Form S-1 filed by BigBear.ai Holdings, Inc on June 6, 2022).

5.1**	Opinion of Kirkland & Ellis LLP.

5.2*	Opinion of Ballard Spahr LLP.

Exhibit	Description

22.1*	List of Guarantor Subsidiaries.

23.1*	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.

23.2**	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

23.3*	Consent of Ballard Spahr LLP (included in Exhibit 5.2).

24.1	Power of Attorney (incorporated by reference to the signature page of the Company’s Registration Statement on Form S-1 (File No. 333-261887), filed with the SEC on December 23, 2021).

25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee.

101.INS	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document) (Previously filed).

101.SCH	Inline XBRL Taxonomy Extension Schema Document (Previously filed).

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document (Previously filed).

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document (Previously filed).

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document (Previously filed).

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document (Previously filed).

107**	Filing Fee Table.

†

The annexes, schedules, and certain exhibits to this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby agrees to furnish supplementally a copy of any omitted annex, schedule or exhibit to the SEC upon request.

*	Filed herewith.
**	Previously filed.

Item 17. Undertakings.

The undersigned registrant, hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the securities may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, Maryland, on the third day of January, 2023.

BIGBEAR.AI HOLDINGS, INC.

By:	/s/ Sean Ricker
Name:	Sean Ricker
Title:	Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Amanda Long Amanda Long	Chief Executive Officer (Principal Executive Officer)	January 3, 2023

/s/ Julie Peffer Julie Peffer	Chief Financial Officer (Principal Financial Officer)	January 3, 2023

/s/ Sean Ricker Sean Ricker	Chief Accounting Officer (Principal Accounting Officer)	January 3, 2023

* Sean Battle	Director	January 3, 2023

* Pamela Braden	Director	January 3, 2023

* Peter Cannito	Director, Chair of the Board	January 3, 2023

* Dr. Raluca Dinu	Director	January 3, 2023

* Paul Fulchino	Director	January 3, 2023

* Jeffrey Hart	Director	January 3, 2023

* Dorothy D. Hayes	Director	January 3, 2023

* Ranaan I. Horowitz	Director	January 3, 2023

* Dr. Avi Katz	Director	January 3, 2023

Name	Title	Date

* Kirk Konert	Director	January 3, 2023

*By:	/s/ Sean Ricker
Sean Ricker, attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, Maryland, on the third day of January, 2023.

BIGBEAR.AI INTERMEDIATE HOLDINGS, LLC

By:	BigBear.ai Holdings, Inc.,
its Sole Member

By:	/s/ Julie Peffer
Name: Julie Peffer
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Position	Date

/s/ Amanda Long Amanda Long	Chief Executive Officer and Manager (Principal Executive Officer)	January 3, 2023

/s/ Julie Peffer Julie Peffer	Chief Financial Officer and Manager (Principal Financial and Accounting Officer)	January 3, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, Maryland, on the third day of January, 2023.

BIGBEAR.AI,LLC

By:	BigBear.ai Intermediate Holdings, LLC,
its Sole Member

By:	/s/ Julie Peffer
Name: Julie Peffer
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Position	Date

/s/ Amanda Long Amanda Long	Chief Executive Officer and Manager (Principal Executive Officer)	January 3, 2023

/s/ Julie Peffer Julie Peffer	Chief Financial Officer and Manager (Principal Financial and Accounting Officer)	January 3, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, Maryland, on the third day of January, 2023.

BIGBEAR.AI FEDERAL, L.L.C.

By:	BigBear.ai, LLC, its Sole Member

By:	/s/ Julie Peffer
Name: Julie Peffer
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Position	Date

/s/ Amanda Long Amanda Long	Chief Executive Officer and Manager (Principal Executive Officer)	January 3, 2023

/s/ Julie Peffer Julie Peffer	Chief Financial Officer and Manager (Principal Financial and Accounting Officer)	January 3, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, Maryland, on the third day of January, 2023.

PROMODEL, LLC

By:	BigBear.ai, LLC, its Sole Member

By:	/s/ Julie Peffer
Name: Julie Peffer
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Position	Date

/s/ Amanda Long Amanda Long	Chief Executive Officer and Manager (Principal Executive Officer)	January 3, 2023

/s/ Julie Peffer Julie Peffer	Chief Financial Officer and Manager (Principal Financial and Accounting Officer)	January 3, 2023